As filed with the Securities and Exchange Commission on November ____, 2005.
Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________
Aero Grow International, Inc.
(Name of Registrant in its charter)
_____________________

Nevada	3524	46-0510685
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

900 28th Street, Suite 201
Boulder, Colorado 80303	900 28th Street, Suite 201
(303) 444-7755 • Fax (303) 444-0406	Boulder, Colorado 80303
(Address and telephone number of principal executive offices)	(Address of principal place of business)

W. Michael Bissonnette
Aero Grow International, Inc.
900 28th Street, Suite 201
Boulder, Colorado 80303
(303) 444-7755 • Fax (303) 444-0406
(Name, address and telephone number of agent for service)

Copies to:
Karen L. Witt, Esq.	David Alan Miller, Esq.
Rothgerber Johnson & Lyons LLP	Andrew D. Hudders, Esq.
1200 17th Street, Suite 3000	Graubard Miller
Denver, Colorado 80202	405 Lexington Avenue
(303) 623-9000 • Fax (303) 623-9222	New York, New York 10174
(212) 818-8614 • Fax (212) 818-8881

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

If any securities being offered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE
(See following page)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

AERO GROW INTERNATIONAL, INC.
Registration Statement on Form SB-2
under the
Securities Act of 1933, as amended

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security(2)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common stock	2,300,000 shares(3)	$7.00	$16,100,000	$1,481.20
Class A warrants to purchase common stock	2,300,000 warrants(3)	$0(5)	$0	$0
Common stock issuable upon exercise of Class A warrants	2,300,000 shares(2)(3)	$8.75(4)	$20,125,000	$1,851.50
Underwriter's purchase option	200,000	$0.0001	$100	$0.01
Warrants issuable upon exercise of underwriters' purchase option	200,000 warrants	$0.0625(4)	$12,500	$1.15
Common stock issuable upon exercise of underwriters' warrants	200,000 shares(2)	$8.75(4)	$1,750,000	$161.00
Common stock issuable upon exercise of underwriters' purchase option	200,000 shares(2)	$8.6875(4)	$1,737,500	$159.85
Selling security holder common stock issuable upon exercise of redeemable 2005 warrants	600,000 shares	$5.01(4)	$3,006,000	$276.55
Selling security holder common stock issuable upon exercise of convertible notes	750,000 shares (6)	$4.00	$3,000,000	$276.00
Selling security holder common stock issuable upon exercise of conversion warrants	600,000 shares	$6.00(4)	$3,600,000	$331.20
Total				$4,538.46

(1)
Pursuant to Rule 416(a) under the Securities Act, there are also being registered such indeterminable number of shares of common stock as may be issued pursuant to the anti-dilution provisions of such warrants, stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457 under the Securities Act.

(3)
Assuming a combined offering price of $7.00 for one share of common stock and one Class A warrant to purchase one share of common stock. Common stock and Class A warrants will be issued and certificated separately. Includes 300,000 shares of common stock issuable upon exercise of the underwriters' over-allotment option.

(4)	Pursuant to Rule 457(g) under the Securities Act, the registration fee has been calculated on the basis of the proposed maximum price at which the warrants may be exercised.

(5)	Pursuant to Rule 457(g) under the Securities Act, no additional registration fee is required.

(6)	Assuming a conversion price of $4.00 per share.

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectus: one to be used in connection with an initial public offering of 1,666,666 shares of our common stock and 1,666,666 Class A warrants (the "Prospectus") and one to be used in connection with the potential resale of an aggregate 1,950,000 shares of our common stock underlying our convertible notes, redeemable 2005 warrants and conversion warrants by certain selling security holders (the "Selling Security Holders Prospectus"). The Prospectus and Selling Security Holders Prospectus will be identical in all respects except for the alternate pages for the Selling Security Holders Prospectus included herein beginning at page A-1 which are labeled "Alternate pages for Selling Security Holders Prospectus."

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus (Subject to Completion), Dated ______________, 2005

1,666,666 shares of common stock
and 1,666,666 Class A warrants to purchase one share of common stock

Aero Grow
International, Inc.

This is an initial public offering of 1,666,666 shares of common stock and 1,666,666 redeemable Class A warrants of Aero Grow International. We currently estimate that the offering price for one share of our common stock will be between $5.00 and $7.00 and that the offering price for one Class A warrant will be $0.05. The Class A warrants will be exercisable for four years from ______________, 2006. This prospectus also covers the offer of shares of our common stock issuable upon the exercise of the Class A warrants offered by us.

Before this offering, no public trading market has existed for any of our securities. We plan to apply to have our common stock and our Class A warrants listed on the AMEX.

Investing in our securities involves substantial risks. See "Risk Factors" beginning on page 4.

	Per	Per Class
	Common Stock	A Warrant	Total
Initial public offering price	$_________	$_________	$_________
Underwriting discounts and commissions	$_________	$_________	$_________
Non-accountable expense allowance	$_________	$_________	$_________
Proceeds, before expenses, to Aero Grow	$_________	$_________	$_________

We have agreed to pay a non-accountable expense allowance to the underwriters equal to 3% of the gross offering proceeds.

The underwriters may also purchase from us up to _____________ shares of common stock and/or up to _____________ Class A warrants offered by this prospectus, less the underwriting discount and commissions, within 45 days from the date of this prospectus to cover any over-allotments. The underwriters are offering the shares and Class A warrants on a firm commitment basis as set forth under "Underwriting." The underwriters expect to deliver the common stock and Class A warrants to purchasers on or about _____________, 2005.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Keating Securities, LLC

The date of this Prospectus is _____________, 2005.

- i -

PROSPECTUS SUMMARY

This summary highlights selected information which is described in more detail elsewhere in this prospectus. You should read this entire prospectus carefully before making an investment decision, including the Risk Factors section beginning on page 4 and our financial statements beginning on page F-1. We refer to Aero Grow International, Inc. as "AeroGrow,"  "we,"  "our" and "us."

Aero Grow International

AeroGrow is a Nevada corporation engaged in developing indoor aeroponic garden systems capable of growing plants throughout the year. Our systems are designed for the home and office consumer markets. Currently, we have two kitchen garden systems:

•
Our basic kitchen garden system features an integrated full-spectrum lighting system and our patent-pending rainforest nutrient delivery technology which delivers a constant flow of oxygenated nutrients to plant roots.

•
Our deluxe kitchen garden system adds our patent-pending microprocessor-based control system to the basic kitchen garden system. The control system automatically adjusts nutrient delivery and lighting schedules based on plant type and alerts consumers to add water or nutrients when needed.

We have also developed companion pre-packaged seed kits for consumers to use with their kitchen garden systems. We plan to initially market seed kits for cherry tomatoes, cilantro, chives, basil, dill, oregano, mint, flowers, chili peppers and lettuce.

We currently intend to market our kitchen garden systems, seed kits and accompanying products to gardeners, "want-to-be" gardeners, the kitchen product and small appliance market and the office and home décor market. We currently plan to launch our products nationally during the first half of 2006.

We have filed twelve patent applications in the United States and one international patent application to protect our inventions. We believe that our inventions, proprietary technologies and other trade secrets will protect our innovative "kitchen garden" systems.

We are a development stage, start-up company. Since commencing operations in 2002, we have not generated any revenue and have funded our operations primarily through the private sale of equity securities. We had an accumulated deficit of $(5,750,521) through June 30, 2005.

Our principal office is located at 900 28th Street, Suite 201, Boulder, Colorado 80303. Our telephone number is (303) 444-7755 and our fax number is (303) 444-0406. We maintain a website at www.aerogrow.com. Information on our website is not part of this prospectus.

The Offering

We are offering 1,666,666 shares of our common stock and 1,666,666 Class A warrants. Each Class A warrant may be exercised for one share of our common stock at an exercise price of 125% of the combined offering price, or $___________, at any time during the four-year period beginning one year after the date of this prospectus. We currently estimate that the offering price for one share of our common stock will be between $5.00 and $7.00 and that the offering price for one Class A warrant will be $0.05. We are assuming an estimated combined offering price of $6.00 for purposes of this prospectus. We estimate that there will be 6,675,610 shares outstanding after this offering which excludes certain unissued shares reserved for issuance under outstanding options, warrants and convertible notes but includes:

Common stock outstanding at September 30, 2005	5,008,944
Common stock issued in this offering	1,666,666
Common stock to be outstanding after this offering	6,675,610
Class A warrants issued in this offering	1,666,666

Unless otherwise indicated and except for the audited financial statements included with this prospectus, all information contained in this prospectus assumes:

•	no exercise of Class A warrants, which may not be exercised until one year after the date of this prospectus,

•	no exercise of the underwriters' purchase option or issuance of 166,666 shares of common stock and 166,666 warrants underlying the purchase option,

•	no exercise of the warrants underlying the underwriters' purchase option or issuance of 166,666 shares of common stock underlying such warrants,

•	no conversion of $3,000,000 of the 10% convertible notes issued in our 2005 debt offering into 750,000 shares of common stock at a conversion price of $4.00 per share,

•	no exercise of our conversion warrants, issuable on conversion of the 10% convertible notes, into 600,000 shares of common stock assuming an exercise price of $6.00 per share, and

•	no exercise of our redeemable 2005 warrants issued in our 2005 debt offering into 600,000 shares of common stock assuming an exercise price of $5.00 per share,

•	no exercise of our $1.25 non-redeemable warrants, $2.50 non-redeemable warrants and $5.00 non-redeemable warrants, which expire on December 31, 2005, into 506,098 shares of common stock,

•	no exercise of our $10.00 redeemable warrants and our $15.00 redeemable warrants, which expire on December 31, 2007, into 781,760 shares of common stock,

•	no exercise of options outstanding at September 30, 2005, into 204,869 shares of common stock, and

•	no exercise of the underwriters' over-allotment option.

We plan to apply to list our shares of common stock and our Class A warrants on the AMEX.

Summary Historical Financial Information

You should read the following summary historical financial information with our audited financial statements and the related notes for the years ended December 31, 2004 and 2003, and our unaudited financial statements and related notes for the six months ended June 30, 2005 and 2004, appearing beginning on page F-1 of this prospectus. The following results of operations do not necessarily indicate our future operations.

	For the six months ended June 30,		For the year ended December 31,		Cumulative 07-02-02
	2004	2005	2003	2004	(Inception) to 06-30-05
	(unaudited)		(unaudited)		(unaudited)
Statement of Operations Information:
Total revenues	$—	$—	$—	$—	$—
Total operating expenses	835,543	1,910,102	1,157,617	2,396,608	5,760,540
Income (loss) from operations	(835,543)	(1,910,102)	(1,157,617)	(2,396,608)	(5,760,540)
Other income (expenses) net	4,498	14,373	(11,918)	7,564	10,019
Net (loss)	(831,045)	(1,895,729)	(1,169,535)	(2,389,044)	(5,750,521)
Net loss per common shares--basic and diluted	$(0.21)	$(0.39)	$(0.42)	$(0.56)	NA
Weighted average common shares outstanding	4,022,557	4,920,860	2,798,909	4,252,626	NA

			December 31,		Pro Forma
	June 30, 2005		2003	2004	June 30, 2005(1)
	(unaudited)		(unaudited)		(unaudited)
Balance Sheet Information:
Cash and cash equivalents	$830,377		$632,412	$1,916,842	$11,721,931
Total assets	949,442		731,597	1,998,470	12,249,442
Short-term debt	250,000	(2)	—	—	3,000,000
Total liabilities	433,710		72,252	86,547	3,433,710
Deficit accumulated during development stage	(5,750,521)		(1,465,748)	(3,854,792)	(5,750,521)
Total stockholders' equity	$515,732		$659,345	$1,911,923	$8,815,732

(1)
The pro forma balance sheet information as of June 30, 2005, after giving effect to (i) the sale of 1,666,666 shares of common stock and 1,666,666 Class A warrants at an assumed combined offering price of $6.00 after deducting all offering expenses, and (ii) the sale of $2,750,000 in principal amount of convertible notes and redeemable 2005 warrants in our debt offering in July, August and September 2005.

(2)	Reflects the sale of $250,000 in principal amount of convertible notes and redeemable 2005 warrants in our debt offering in June 2005.

RISK FACTORS

The purchase of shares of our common stock and Class A warrants involves a high degree of risk. In addition to the other information contained elsewhere in this prospectus, you should carefully consider the following factors when evaluating an investment in our securities. If any of the adverse events described below actually occur, our business, financial condition and operating results could be materially adversely affected and you may lose part or all of the value of your investment. If you choose to invest in our securities, you should be able to bear a complete loss of your investment.

Because we have a limited operating history, we may not be able to successfully manage our business or achieve profitability.

We are a development stage company. We have a limited operating history upon which you can base your evaluation of our prospects and the potential value of our common stock and Class A warrants. We are just now starting to produce our garden systems and seed kits. We are confronted with the risks inherent in a start-up, development stage company, including difficulties and delays in connection with the production and sales of our kitchen garden systems, operational difficulties and our potential under-estimation of production and administrative costs. If we cannot successfully manage our business, we may not be able to generate future profits and may not be able to support our operations.

We are in the early stages of our development, have incurred substantial losses since inception and may never achieve profitability.

Since we commenced our operations in 2002, we have incurred substantial operating losses. For the year ended December 31, 2004, we had net losses of $2,389,044 and for the year ended December 31, 2003, we had net losses of $1,169,535. For the six months ended June 30, 2005, and 2004, we had net losses of $1,895,729 and $831,045, respectively. Our losses from operations have resulted in an accumulated deficit of $5,750,521 at June 30, 2005. We expect that our operating expenses will outpace revenues for the near future and result in continued losses. The success of our business will depend on our ability to introduce and sell our kitchen garden systems to consumers, develop new product extensions and applications and raise additional capital for operations, future expanded marketing and further product development. You should consider the costs and difficulties frequently encountered by companies in their early stages of launching a product and establishing a market presence. There is no assurance that we will ever obtain profitability which may lead to the entire loss of your investment.

If our kitchen garden systems fail to perform properly, our business could suffer with increased costs and reduced income.

Although we have been internally testing our products in our laboratories and with users for three years, our products may fail to meet consumer expectations. We have had no experience in returns and have not yet determined the form of warranties we will grant for our products. We may be required to replace or repair products or refund the purchase price to consumers. Failure of our products to meet expectations could:

•	damage our reputation,

•	decrease sales,

•	incur costs related to returns and repairs,

•	delay market acceptance of our products,

•	result in unpaid accounts receivable, and

•	divert our resources to remedy the malfunctions.

We may need additional capital to fund our growth.

We anticipate that the sale of the securities offered by this prospectus will be adequate to satisfy our capital requirements for the next 12 to 18 months if none of the convertible notes are converted prior to their repayment. If all of the convertible notes are converted, we anticipate that the net proceeds from this offering will satisfy our capital requirements for up to an additional six months. However, we may require additional capital to support our growth and cover operational expenses as we expand our marketing and product development. To do this we may need to issue equity, debt or securities convertible into equity which will dilute your stock ownership. If we can't obtain additional financing on reasonable terms, we may not have sufficient capital to operate our business as planned and would have to modify our business plan or curtail some or all of our operations.

If the holders of our convertible notes choose repayment instead of conversion, we will not be able to implement our full plan of operation.

Our convertible notes with an aggregate principal face value of $3.0 million are repayable on demand by the 51 noteholders at any time after June 30, 2006, unless converted into shares of our common stock. In addition, any noteholder may demand payment during the 15 days following effectiveness of this offering. If all 51 noteholders choose to demand payment rather than converting their notes to common stock and conversion warrants, the $3.0 million principal and related interest will be paid from the net proceeds of this offering. If all 51 noteholders choose not to convert we would use a significant portion (36%) of the net proceeds from this offering to repay the convertible notes instead of funding our full plan of operations and we may not be able to maximize revenues or profitability.

Our intellectual property and proprietary rights give us only limited protection and can be expensive to defend.

Our ability to produce and sell kitchen garden systems depends in part on securing patent protection for the components of our systems. To protect our proprietary technology, we rely on a combination of patents, trade secrets and non-disclosure agreements, each of which affords only limited protection. We own the rights to twelve United States patent applications and one foreign patent application. However, these patent applications may not result in issued patents and even issued patents may be challenged. We plan to begin selling our kitchen garden systems prior to receiving issued patents relating to our patent applications. All of our intellectual property rights may be challenged, invalidated or circumvented. Claims for infringement may be asserted or prosecuted against us in the future and we may not be able to protect our patents and intellectual property rights against others. Our former employees or consultants may violate their non-disclosure agreements with us, leading to a loss of proprietary intellectual property. We also could incur substantial costs to assert our intellectual property or proprietary rights against others.

We might not be able to hire and retain personnel with the appropriate experience and talent to build our sales and marketing capability which will negatively affect future revenue.

We intend to hire sales and marketing personnel with some of the net proceeds from this offering. If we are unable to identify, hire or retain qualified sales and marketing personnel, we will not be able to achieve future revenue.

We currently do not have a complete management team and the loss of key members of our management could adversely affect our business.

We currently do not have a complete management team. Randy Seffren, our chief marketing officer, and Jerry Gutterman, our chief financial officer, serve as consultants or independent contractors rather than as our employees. We may not be able to hire qualified managers at budgeted compensation levels and our current consultants and independent contractors may not continue to work for us. Our business depends on continuing to receive the services and performance of W. Michael Bissonnette, our chief executive officer, Mr. Seffren, Mr. Gutterman and other key members of our management team. We do not yet have any life insurance on any of our management team members. If any of our key persons dies, resigns or becomes unable to continue in his present role and an adequate replacement is not obtained in a timely manner, our business operations could be materially adversely affected. Our officers and directors are also officers and directors of other companies or serve AeroGrow on a part-time basis, and there is no guarantee they will spend substantial portions of their time working for us. To the extent that they devote their time to other endeavors and not to AeroGrow, our business could be adversely affected.

Our future depends on the financial success of our kitchen garden systems. Since we are introducing entirely new products without comparable sales history, we do not know if our kitchen garden systems and seed kits will generate wide acceptance by consumers.

We are introducing our kitchen garden systems and seed kits as new products to consumer markets unfamiliar with their use and benefits. We do not know whether our products will generate widespread acceptance. If consumers do not purchase our products, we will not be profitable and you may lose all of your investment. You must consider our prospectus in light of the risks, expenses and challenges of attempting to introduce new products with unknown consumer acceptance.

Our marketing strategies may not be successful which would adversely affect our future revenues and profitability.

Our revenues and future depend on the successful marketing of our kitchen garden systems. We cannot assure you that consumers will be interested in purchasing our products. We initially plan to use direct marketing to sell our products via television commercials, infomercials, magazine and newspaper advertising and the Internet. Our infomercials and commercials may not generate sufficient income to continue to air them. If our marketing strategies fail to attract customers, our product sales will not produce future revenues sufficient to meet our operating expenses or fund our future operations. If this occurs, our business may fail and you may lose your entire investment.

Our current or future manufacturers could fail to fulfill our orders for kitchen garden systems which would disrupt our business, increase our costs and could potentially cause us to lose our market.

We will initially depend on one manufacturer in China to produce our kitchen garden systems. To date we have received only limited quantities of finished products and do not yet have an operating history that demonstrates that this manufacturer can produce our kitchen garden systems in a timely manner or in sufficient volumes. The manufacturer may also fail to produce the kitchen garden system to our specifications or in a workmanlike manner and may not deliver the systems on a timely basis. We are in the process of identifying other manufacturers in China to assure ourselves of an alternative source of supply. Any change in manufacturers could disrupt our business due to delays in finding a new manufacturer, providing specifications and testing initial production. A new manufacturer must also obtain an inventory of necessary parts and tools for production. We own the tools used by our Chinese manufacturer.

An active trading market for our common stock or Class A warrants may not develop or be sustained.

There is no active trading market for our common stock or our Class A warrants at this time. We plan to apply to list our common stock and our Class A warrants on the AMEX. However, our common stock and our Class A warrants may not be so listed or be eligible for such listing. Even if our common stock and Class A warrants become listed on the AMEX, they may never be actively traded. If an active public trading market does not develop or continue, you may have limited liquidity and may be forced to hold your shares of common stock and Class A warrants for an indefinite period of time. Further, the prices and volume of trading in our common stock and Class A warrants may be adversely affected if our securities are not listed or quoted.

The offering price of the common stock and Class A warrants and the exercise price for the Class A warrants are arbitrary and as a result the stock price may decline after the offering.

The offering price of the common stock and Class A warrants and the exercise price of the Class A warrants were determined by negotiations between us and the underwriters and were not based on any objective criteria of value. These prices bear no relationship to our assets, net worth, book value (loss) per share or net loss. Accordingly, our stock price may suffer a decline after the offering.

You may never choose to exercise your Class A warrants unless the price of our common stock equals or exceeds the exercise price of the Class A warrants when you exercise the Class A warrants.

The price of our common stock may not meet or exceed the exercise price of the Class A warrants during the warrant exercise period which begins one year after effectiveness of this offering. If this happens and you choose to exercise your Class A warrants, the value of common stock which you purchase may be significantly less than the exercise price which you pay. Conversely, if you choose not to exercise your Class A warrants, they may be worthless and expire unexercised. If AeroGrow is liquidated in the future and you have exercised your Class A warrants, you may receive significantly less than the full exercise price that you paid for the shares of common stock.

If we redeem the Class A warrants, the value of your investment may be reduced.

We may redeem the Class A warrants at a price of $0.01 per warrant on thirty days' written notice at any time during the warrant exercise period if certain conditions are met. If you do not exercise your Class A warrants prior to their expiration or redemption, you will not be able to purchase the common stock underlying your Class A warrants. If the specific conditions described beginning on page 52 are met and we redeem the Class A warrants, you will have to:

•	exercise the Class A warrants and pay the exercise price at a time when it may be disadvantageous for you to do so,

•	sell the Class A warrants when you might otherwise wish to hold the Class A warrants, if you can find a purchaser, or

•	accept the redemption price which may be substantially less than the value of the Class A warrants at the time of redemption.

The Class A warrants offered in this prospectus are exercisable during a period that continues for four years and, if the current registration statement does not continue in effect, the warrants may not be exercisable.

The Class A warrants may be exercised at any time from the first anniversary of the date this prospectus goes effective until the fifth anniversary of effectiveness. We have agreed, and the law requires us if the Class A warrants are in the offering, to keep our registration statement current so long as any of the Class A warrants are outstanding. However, if a current registration statement is not in effect, you will not be able to exercise the Class A warrants.

If an exemption from registration on which we have relied on for any of our past offerings of common stock or warrants were later challenged legally, we may have to expend time and money defending them or risk paying expenses for defense and /or rescission.

We have previously offered common stock and warrants in private transactions in reliance on exemptions from registration under the Securities Act of 1933, as amended, and state securities laws. In 2004 we also conducted a state registered offering in Colorado of common stock and warrants which we intended to be exempt from registration under the Securities Act of 1933, as amended, as an intrastate offering. In the future, if the basis of an exemption were challenged, we may have to extend time and corporate funds defending our position, and risk potential claims which could include rescission with return of funds and interest. Even if we prevail, our defense would divert time from our business and potentially divert a portion of funds from this offering from application to our plan of operations.

There may be substantial sales of our common stock by existing stockholders and by the selling security holders which could cause the price of our stock to fall.

Future sales of substantial amounts of our common stock in the public market, if one develops, or the perception that such sales might occur, could cause the market price of our common stock to decline and could impair the value of your investment in our common stock and Class A warrants and our ability to raise equity capital in the future. As of September 30, 2005, without giving effect to this offering, we had 5,008,944 shares of common stock outstanding, of which 544,228 shares may be sold immediately upon effectiveness of this prospectus. The remaining 4,464,716 shares are or will be subject to lock-ups described beginning on page 58 of this prospectus and will be available for sale at various times after effectiveness of this offering. The 1,950,000 shares issued upon conversion of the convertible notes, exercise of the redeemable 2005 warrants and exercise of the conversion warrants may be publicly traded beginning six months following effectiveness of this offering. The sales of common stock by these stockholders or even the appearance that holders may make such sales may depress any trading market that develops before you are able to sell the common stock or Class A warrants you receive in this offering.

You will suffer immediate and substantial dilution and will be subject to further dilution in your ownership.

The combined initial public offering price of $6.00 is substantially higher than the net tangible book value of our common stock as of the date of this prospectus. Therefore, you will incur an immediate dilution of approximately $4.68 in net tangible book value per share of common stock from the price per share that you paid for the common stock. This amounts to a dilution of 78.0%. Also, your interest in our shares could be diluted by future offerings of our common stock or securities convertible into common stock. Future issuances of authorized but unissued shares of capital stock will also have the effect of diluting your equity interest. There are no limits to our ability to issue additional shares up to our current authorized capital of 75,000,000 shares of common stock and 20,000,000 shares of preferred stock.

Outstanding warrants, options and convertible notes, and additional future obligations to issue our securities to various parties, may dilute the value of your investment and may adversely affect our ability to raise additional capital.

As of September 30, 2005, we have committed to issue up to 3,747,727 additional shares of common stock under the terms of outstanding convertible notes, warrants, options and other arrangements. There are warrants and options outstanding that can be exercised for 2,092,727 shares of our common stock at exercise prices ranging from $0.005 to $15.00 per share or a weighted average exercise or conversion price of $6.94. We also have convertible notes outstanding which could be converted into 750,000 shares of our common stock assuming a conversion price of $4.00. We also are required to issue conversion warrants upon the conversion of our convertible notes which could be exercised for 600,000 shares of common stock at an exercise price of the lesser of $6.00 per share or $_________ which is 120% of the combined offering price of one share of common stock and one Class A warrant offered by this prospectus.

We have historically issued shares of our common stock or granted stock options to employees, consultants and vendors as a means to conserve cash, and we will continue to grant additional shares of stock and issue stock options in the future. We will be able to issue an additional 1,505,000 shares of common stock under our 2005 equity compensation plan described on page 43. We plan to grant stock options for a maximum of 30,000 shares of our common stock and a maximum of 161,396 shares of restricted stock under our 2005 plan to employees and consultants prior to the end of 2005. In addition, we have entered into agreements to issue stock to one landlord and four vendors in the future. We estimate that we will issue an aggregate of 113,604 shares of stock to these five entities.

For the length of time these notes, warrants and options are outstanding, the holders will have an opportunity to profit from a rise in the market price of our common stock without assuming the risks of ownership. This may adversely affect the terms upon which we can obtain additional capital. The holders of such derivative securities would likely exercise or convert them at a time when we would be able to obtain equity capital on terms more favorable than the exercise or conversion prices provided by the notes, warrants or options.

We could issue shares of preferred stock which could have preference to your shares of common stock.

Our articles of incorporation have authorized the issuance of up to 20,000,000 shares of preferred stock in the discretion of the board of directors. We may issue preferred stock by filing amended articles of incorporation and paying required fees to the Nevada Secretary of State. No further shareholder action is required. If issued, the rights, preferences, designations and limitations of any preferred stock would be set by the board of directors and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $8,300,000 from this offering after deducting approximately $1,700,000 for the following:

•	10% commission payable to the underwriters,

•	non-accountable expense allowance of $300,000 payable to the underwriters,

•	filing fees,

•	legal and accounting fees,

•	printing, and

•	other expenses.

We issued $3,000,000 in aggregate principal face amount of 10% unsecured convertible notes as part of our debt offering in June, July, August and September 2005 along with the redeemable 2005 warrants exercisable for the purchase of an aggregate 600,000 shares of our common stock assuming an exercise price of $5.00 per share. The principal amount of each convertible note is convertible at any time into our common stock at the option of the noteholders at a conversion price equal to the lesser of $4.00 per share or $__________ which is 80% of the combined offering price of the common stock and Class A warrants offered by this prospectus. On conversion of the notes each holder will also receive five-year warrants to purchase 2,000 shares of common stock for each $10,000 principal amount converted. These conversion warrants may be exercised at any time at an exercise price equal to the lesser of $6.00 per share or $____________ which is 120% of the offering price of common stock and Class A warrants issued in this offering. We may not redeem these conversion warrants.

If not converted, these notes and all accrued interest are repayable on demand by the noteholders at any time after June 30, 2006. The notes bear interest at the rate of 10% annually which is payable quarterly beginning September 30, 2005. The principal is due on June 30, 2006. During the fifteen days following effectiveness of this offering, each noteholder has the opportunity to request full payment of the principal amount of the notes and interest instead of converting their convertible notes into common stock and convertible warrants. We may not prepay the notes without the holder's prior consent. If all noteholders fail to convert, up to $3,000,000 of the proceeds from this offering may be used to repay these notes. Accordingly, we show below the intended use of our net proceeds under both sets of assumptions: that all noteholders elect to convert their convertible notes into common stock and that all noteholders demand repayment of their convertible notes.

	If all noteholders elect to convert $3.0 million in convertible notes into common stock		If all noteholders elect repayment of $3.0 million in convertible notes
	Amount	Percent	Amount	Percent
Repayment of convertible notes	$—	0.0%	$3,000,000	36.2%
Direct marketing advertising	3,500,000	42.2%	2,150,000	25.9%
Inventory	2,400,000	28.9%	1,500,000	18.1%
Research and development	600,000	7.2%	400,000	4.8%
Public relations	400,000	4.8%	250,000	3.0%
Trade shows	300,000	3.6%	200,000	2.4%
Working capital	1,100,000	13.3%	800,000	9.6%
Total net proceeds	$8,300,000	100.0%	$8,300,000	100.0%

We intend to spend approximately $2.15 million to launch our products nationally through direct marketing channels and to maintain a dedicated e-commerce website. Of this amount, we plan to initially allocate $1.9 million to purchase television time for direct response advertising, $200,000 to purchase print advertisements in newspapers and magazines and $50,000 to maintain our website. If all of the convertible notes are converted, we plan to increase our purchase of direct response television and print advertising by 64% or an additional $1.35 million to $3.5 million.

We anticipate spending approximately $1.5 million to place initial orders with our manufacturer for inventory and to purchase products to support sales generated by our direct response advertising campaigns and initial retail distribution. If all of the convertible notes are converted, we plan to increase our purchase of inventory by 60% or an additional $900,000 to $2.4 million to support the increased sales generated by the additional direct response advertising discussed above.

We plan to spend approximately $400,000 to continue development of new products and enhancements of existing products during 2006, of which approximately $40,000 will be used to complete our UL/ETL certification process. If all of the convertible notes are converted, we plan to increase our spending in research and development by 50% or an additional $200,000 to $600,000.

We plan to spend approximately $250,000 to launch a public relations campaign in connection with our product launch and direct marketing campaign of which approximately $60,000 will be paid to Patrice Tananka & Co. as manager of our public relations campaign. If all of the convertible notes are converted, we plan to increase our spending in public relations by 60% or an additional $150,000 to $400,000 to further build consumer awareness for our kitchen garden systems.

We plan to spend approximately $200,000 for costs associated with attendance and exhibition at home, garden and housewares trade shows. If all of the convertible notes are converted, plan to increase our spending for trade shows by 50% or an additional $100,000 to $300,000 which would allow us to increase promotional activities at planned shows and attend additional shows.

We plan to use the balance of our proceeds from this offering, currently estimated at $800,000, for working capital. We expect that this amount will be used to support our growth in accounts receivable from our sales efforts and other expenditures related to expansion of our sales activities, including paying any remaining production costs to our infomercial producer. If all of the convertible notes are converted, we plan to increase our working capital by 37.5% or an additional $300,000 to $1,100,000. This increase would enhance our ability to support increased accounts receivable and other sales and distribution costs associated with the increase in sales related to our higher levels of direct response advertising and promotional activities. If the underwriters exercise their over-allotment, the additional $___________ will be also be used as additional working capital.

We will invest the net proceeds of this offering in short-term interest-bearing securities or money market funds pending use.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Our board of directors will determine any future payment of cash dividends depending on our financial condition, results of operations, capital requirements, general business condition and other relevant factors. If we issue preferred shares, although currently unanticipated, no dividends may be paid on our outstanding common stock until all dividends then due on our outstanding preferred stock will have been paid.

CAPITALIZATION

The following table shows our capitalization as of June 30, 2005, on:

•	an actual basis,

•	a pro forma basis to reflect the issuance of $2,750,000 in principal amount of our convertible notes and our redeemable 2005 warrants in our debt offering, and

•
a pro forma as adjusted basis to give further effect to our sale of common stock and Class A warrants in this offering at a combined offering price of $6.00 and the application of the net proceeds from this offering as described under "Use of Proceeds" on page 11.

You should read this table along with the unaudited financial statements and related notes beginning at page F-16 of this prospectus.

	As of June 30, 2005 (unaudited) Actual	Pro Forma	Pro Forma as Adjusted
Short-term obligations	$250,000	$3,000,000	$3,000,000
Stockholders' equity:
Preferred stock, $0.001 par value; 20,000,000 shares authorized, no shares issued and outstanding	0	0	0
Common stock, $0.001 par value; 75,000,000 shares authorized, 4,989,344 shares issued and outstanding Actual and Pro Forma, and 6,656,010 shares issued and outstanding Pro Forma as Adjusted, respectively	4,989	4,989	6,656
Additional paid-in capital	6,261,264	6,261,254	14,559,598
Accumulated deficit during development stage	(5,750,521)	(5,750,521)	(5,750,521)
Total stockholders' equity	$515,732	$515,732	$8,815,733

DILUTION

If you invest in our common stock and the Class A warrants offered by this prospectus, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and Class A warrant and the net tangible book value per share of our common stock and Class A warrant immediately after this offering. The net tangible book value of our common stock at June 30, 2005, was $515,732 or $0.10 per share based on 4,989,344 shares of common stock outstanding. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the number of shares of common stock outstanding.

After giving effect to the sale of 1,666,666 shares of common stock and 1,666,666 Class A warrants at an estimated combined initial offering price of $6.00 by this prospectus and after deducting the underwriting discounts and estimated offering expenses, net tangible book value at June 30, 2005, would have been $8,815,732 or approximately $1.32 per share of our common stock based on 6,656,010 shares of common stock outstanding. This represents an immediate increase in net tangible book value of $1.22 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $4.68 per share of common stock or approximately 78.0% to new investors. The following table illustrates this per share dilution to purchasers of units in this offering:

		Percentage of
		Purchase Price

Assumed initial public offering price per share	$6.00	100.0%

Net tangible book value per share as of June 30, 2005	$0.10	1.7%

Increase in net tangible book value per share attributable to this offering	$1.22	20.3%

As adjusted pro forma net tangible book value per share after the offering	$1.32	22.0%

Dilution of net tangible book value per share to new investors	$4.68	78.0%

The following table sets forth, as of June 30, 2005, on an as adjusted basis, the number of shares of common stock included in this offering assuming an initial offering price of $6.00, the total consideration paid and the average price per share paid by our current shareholders and by the purchasers of common stock in this offering, before deducting the underwriting discounts and estimated offering expenses, and does not include the purchase of, or any exercise of, the Class A warrants offered by this prospectus:

	Shares Purchased		Total Consideration		Average Price
	Number(2)	Percent(1)	Amount	Percent	Per Share

Our current stockholders	4,989,344	75.0%	$6,266,253	38.5%	$1.25
New investors	1,666,666	25.0%	$10,000,000	61.5%
Total	6,656,010	100.0%	$16,266,253	100.0%

(1)
If the underwriters exercise their over-allotment option in full, our existing stockholders would own 72.2% and our new investors would own 27.8% of the total number of shares of our common stock outstanding after this offering.

(2)
Reflects actual shares issued and outstanding on June 30, 2005, and assumes no exercise of options or warrants outstanding on June 30, 2005. Since June 30, 2005, we have issued 19,600 shares of common stock for $43,000.

MANAGEMENT'S PLAN OF OPERATION

The following plan of operation should be read in connection with our summary historical financial information on page 3, the "Use of Proceeds" on page 11 and our financial statements and related notes beginning on page F-1 of this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ substantially from those anticipated in any forward-looking statements included in this discussion as a result of various factors, including those set forth in "Risk Factors" beginning on page 4 and elsewhere in this prospectus.

Overview

We are a development stage company in the business of developing, marketing and distributing advanced indoor aeroponic garden systems. Since formation, our principal activities have consisted of product research and development, market research, business planning and raising the capital necessary to fund these activities. We have completed development of our kitchen garden systems and related bio-grow seed pods and have started manufacturing activities. We anticipate that we will commence initial marketing and distribution of our products in the first quarter of 2006.

Liquidity and Capital Resources

We have generated net proceeds from the sale of the following securities:

•	$2,279,444 from private placements of 2,040,611 shares of our common stock during 2002, 2003 and 2004,

•	$215,000 from the exercise of our non-redeemable $1.25 warrants and $2.50 warrants for 164,000 shares of common stock in 2003, 2004 and through June 30, 2005,

•	$2,307,737 from a Colorado registered offering of units consisting of 544,228 shares of common stock and our redeemable $10.00 warrants and $15.00 warrants during 2004, and

•	$2,591,554 from our debt offering of convertible notes and redeemable 2005 warrants in June, July, August and September 2005.

As of June 30, 2005, we had a cash balance of $830,377. This cash, along with the proceeds from our debt offering in July, August and September 2005, will be sufficient to meet our liquidity requirements through February 28, 2006. We anticipate our principal sources of liquidity during 2006 will be the net proceeds from this offering and proceeds from initial sales of our products. In addition, as of September 30, 2005, we had outstanding our $1.25, $2.50 and $5.00 non-redeemable warrants exercisable for approximately 506,098 shares of common stock that will expire on December 31, 2005. We will receive additional capital to the extent that these warrants are exercised.

From June 30, 2005, through September 30, 2005, we issued 1,600 shares of our common stock pursuant to an agreement with an employee at $5.00 per share for aggregate proceeds of $8,000 and 18,000 shares of our common stock pursuant to the exercise of warrants for proceeds of $35,000.

We expect to incur additional losses in the foreseeable future and at least until such time as we successfully commence volume production of our products and successfully launch our marketing and public relations campaigns for our products. Accordingly, there is no historical financial or other information about our company which you could use to determine our future performance.

We have used the funds raised to date to:

•	complete the research and development of our basic and deluxe kitchen garden systems,

•	commence pilot manufacturing of our deluxe kitchen garden system and eight varieties of seed kits,

•	commence development of our direct response marketing programs including one 30-minute infomercial and 60-second television commercials, and

•	commence development of our public relations launch scheduled for the first quarter of 2006.

We anticipate that existing cash resources will be sufficient to complete the initial version of these activities. On completion of this offering, we plan to launch the sale of our kitchen garden systems nationally through a direct-to-consumer advertising campaign and through selected retail outlets. Based on our cash and cash equivalents at June 30, 2005, the net proceeds of $2,591,554 from our 2005 debt offering and the estimated net proceeds of this offering of $8,300,000, we anticipate that our cash requirements will be met for at least the next 12 months to 24 months if none of the convertible notes are converted prior to their repayment. If all of the convertible notes are converted, we anticipate that the net proceeds from this offering will satisfy our capital requirements up to an additional six months.

We intend to use the funds raised from this offering principally to purchase inventory, fund our initial media advertising, fund a portion of our public relations campaign and trade show costs and repay any convertible notes that are not converted by noteholders. Our convertible notes are described in more detail on page 54. The following plan of operation allocates $3,000,000 of net proceeds from this offering to repay all of our convertible notes. The "Use of Proceeds" beginning on page 11 identifies those areas where additional expenditures will be made if noteholders choose to convert instead of electing repayment of the convertible notes.

Plan of Operation

During the first six months of 2006, we intend to start manufacturing, marketing, distributing and selling our kitchen garden systems. We will need to increase our management team and operations and administrative staff to accomplish these activities. We will also need to increase our new product development activities to sustain operations beyond our initial product offerings.

Our plan of operation for the twelve to eighteen months after this offering will depend, in part, on our assumptions used to develop our business plan and whether they were or have been inaccurate or need to be changed to respond to different assumptions or different business needs or objectives. Any changes could cause the proceeds of this offering to be insufficient to fund our operations and we could be required to seek additional financing sooner than we currently anticipate.

Manufacturing. We plan to manufacture our products using contract manufacturing sources that are supervised by our internal engineering and manufacturing teams. Our bio-grow seed pods will initially be produced and assembled in our laboratory facilities in Longmont, Colorado.

On September 30, 2005, we entered into a manufacturing agreement with Source Plus, Inc. an Alabama corporation, and Mingkeda Industries Co., Ltd., a Chinese company located in the Guangdong Province of China that has primarily manufactures light fixtures in the past. This agreement supercedes a prior agreement with Mingkeda and Source Plus. Under the terms of this agreement, Source Plus advanced $155,000 to Mingkeda for tooling and molds to build our products. To reimburse Source Plus for its advance to Mingkeda, we issued 62,000 shares of our common stock to Source Plus in October 2005 with an estimated market value of $5.00 per share. We recorded a $310,000 asset for tooling which we will depreciate over a period of three years to reflect the estimated useful life of the tooling. Source Plus agreed to the following selling restrictions on its sale of our common stock: 25% of the shares may be sold after the first six months from the date of this offering, an additional 25% of the shares may be sold after twelve months from the date of this offering and an additional 25% of the shares may be sold after eighteen months from the date of this offering. All remaining shares may be sold in the public market after twenty-four months from the date of this offering. If this offering is not completed on or before June 1, 2006, Source Plus may require us to repay the $155,000 in exchange for its return of our stock. If the market value of our common stock issued to Source Plus is less than $155,000 one year after the closing of this offering, then we have agreed to pay such difference to Source Plus in cash within sixty days following the one year date, plus interest at 5% per annum. Further, in return for a $0.50 per unit price concession from Mingkeda for products we have purchased, we issued 10,000 shares of our common stock to Mingkeda in October 2005 with an estimated market value of $5.00 per share. These shares are subject to the same selling restrictions as the stock issued to Source Plus. Prior to the closing of this offering, we expect Source Plus and Mingkeda to execute a new lock-up agreement which provides that no shares may be sold after the first 12 months from the date of this offering, 25% of the shares may be sold from 12 to 18 months following this offering, 25% of the shares may be sold from 18 to 24 months following this offering and the remaining 50% of the shares may be sold after 24 months from the date of this offering. We recorded a $50,000 prepaid expense for inventory which we will charge to cost of sales at a rate of $0.50 per unit for each unit sold or one year, whichever occurs sooner.

The new agreement provides for payment of the purchase price of products manufactured by Mingkeda as follows: 30% paid twenty-five days prior to shipment, 50% paid upon shipment and the remaining 20% paid twenty days after shipment. We have also agreed to pay to Source Plus a commission of 2% of the total purchases of the product with such payments to be made using the same proportions as our payments to Mingkeda. Mingkeda will manufacture and ship the products as and when required by us and will maintain an agreed level of quality. Mingkeda has agreed to develop sufficient capacity to manufacture up to 30,000 kitchen garden systems per month. We will have the right to audit Mingkeda's manufacturing performance periodically and maintain an agent in the Mingkeda plant to inspect its production. We believe that our products will be manufactured to the highest quality standards at acceptable costs.

We anticipate spending approximately $1.5 million of our net proceeds from this offering to purchase initial products from Mingkeda for anticipated sales during the first three months of our direct response advertising campaign and initial retail distribution. If the convertible notes are converted, we plan to increase our inventory purchases by 60% or an additional $900,000 to $2,400,000 to support potential increased sales generated by the additional investment in direct response advertising.

Marketing. We plan to introduce our kitchen garden system in the United States during the first half of 2006 through a national public relations campaign, direct response marketing and marketing through national retail avenues.

Public Relations Program. During the first quarter of 2006, we plan to initiate a major public relations program designed to gain broad exposure for AeroGrow and our kitchen garden systems through news stories:

•	on radio and television,

•	in food and gardening sections of newspapers,

•	in food and gardening magazines, and

•	on the Internet.

Our products will also be sent to selected major food and gardening editors, other recognized gardening and cooking authorities and celebrities to familiarize them with our products. We have signed a letter agreement with Patrice Tanaka & Company, Inc. to manage our public relations activities. This agreement is cancelable by either party at any time. We have agreed that 25% of Tanaka's hourly compensation will be paid in shares of our common stock at the then current market value. We currently estimate that the total compensation payable to Tanaka during the term of this agreement will be approximately $80,000 and thus the related stock portion of the compensation will aggregate 4,000 shares assuming a market price of $5.00 per share over the term of the agreement. Prior to closing this offering, we expect Tanaka to execute a lock-up agreement which provides that no shares may be sold after the first 12 months from the date of this offering, 25% of the shares may be sold from 12 to 18 months following this offering, 25% of the shares may be sold from 18 to 24 months following this offering and the remaining 50% of the shares may be sold after 24 months from the date of this offering.

We anticipate spending approximately $250,000 of the net proceeds from this offering for our public relations campaign including approximately $60,000 to Tanaka. If the convertible notes are converted, we would increase our spending in public relations by 60% or an additional $150,000 to $400,000 to further build consumer awareness for our products.

Direct Response Marketing and Sales. In connection with our public relations campaign we will begin testing various direct marketing advertisements including:

•	60-second television commercials,

•	30-minute infomercials,

•	home shopping networks, and

•	print and Internet advertising.

We will develop a plan based on the results of this testing to generate direct sales nationally in the experienced gardener market, the "want-to-be" gardener market, the kitchen products and small appliance markets and the office and home décor markets.

We receive the full retail selling price for our products when we market directly to consumers, which yields higher gross profit margins than sales made at wholesale prices. However, the gross margins for direct-to-consumer sales have a higher marketing cost associated with them. Accordingly, the level of product awareness achieved by these direct marketing programs will depend on the level of consumer response generated by our advertisements. The consumer response, in turn, generates revenues which allow us to maintain higher levels of media expenditures.

We entered into an agreement with Respond2, Inc. to develop and produce one 30-minute infomercial and 60-second television commercials. We have agreed to pay to Respond2 a creative fee of $15,000 in cash plus $15,000 in shares of our common stock valued at $5.00 per share. We also agreed to pay to Respond2 all actual production costs approved by us, currently estimated at approximately $400,000, and a profit percentage equal to 33% of the production costs. The profit percentage will be paid in shares of our common stock valued at 80% of the then current market price. We currently anticipate that these production costs will be paid prior to closing of this offering. To the extent such costs remain unpaid, we will use a portion of the working capital net proceeds to pay these costs. Respond2 has agreed to selling restrictions on the sale of its common stock for a period of six months from the date of this offering. We currently estimate that the total compensation payable to Respond2 during the term of this agreement will be approximately $415,000 and we will issue an aggregate of 30,000 shares of common stock to Respond2 assuming a market price of $5.00 per share during the term of the agreement. Prior to closing this offering, we expect Respond2 to execute a lock-up agreement which provides that no shares may be sold after the first 12 months from the date of this offering, 25% of the shares may be sold from 12 to 18 months following this offering, 25% of the shares may be sold from 18 to 24 months following this offering and the remaining 50% of the shares may be sold after 24 months from the date of this offering.

We intend to spend approximately $2.15 million of the net proceeds from this offering to launch our products nationally through direct response marketing channels and to maintain a dedicated e-commerce website. Of this amount, we plan to initially allocate $1.9 million to purchase television time for direct response advertising, $200,000 to purchase print advertisements in newspapers and magazines and $50,000 to maintain our website. If the convertible notes are converted, we plan to increase our purchase of direct response television and print advertising by 64% or an additional $1.35 million to $3.5 million.

Retail Marketing and Sales. During the twelve months of operations following this offering, we plan to expand the distribution of our products to additional channels including:

•	television shopping networks,

•	catalog companies, and

•	specialty retailers including cooking and gourmet, gardening and housewares.

We intend to develop a nationwide network of manufacturer sales representatives with experience in each of these retail categories to manage sales activities for these channels. These sales representatives will be independent contractors compensated by commission based on the sales they generate. Although our gross profit margins will be lower when selling through retail channels, we will not incur the relatively higher advertising costs associated with our direct response marketing. Our ability to establish and maintain sales through retail channels will depend on the success of our public relations and direct marketing campaigns in generating awareness for our products, the retailers' ability and willingness to merchandise our products and consumer acceptance for our kitchen garden systems. We plan to allocate $200,000 of the net proceeds from this offering for costs associated with attendance and exhibition at home, garden and housewares trade shows to support our retail sales channels. If the convertible notes are converted, we plan to increase our allocation for this category by 50% or an additional $100,000 to $300,000 which would allow us to increase promotional activities at planned shows and attend additional shows.

Distribution. Our kitchen garden systems will be shipped from our manufacturer in China primarily via ocean cargo to a fulfillment center in Reno, Nevada. Our seed pods will be shipped from our manufacturing facility in Longmont, Colorado, to the fulfillment center. We have contracted with Innotrac Corporation, a Georgia corporation, to fulfill, store and ship our products. Innotrac will provide warehousing, order packing and shipping for the products sold through both our direct response channels and retail channels on primarily a variable cost basis. The proceeds we will pay to Innotrac will depend on the number of units sold and will be paid from the net profits from sales. Innotrac will also provide payment processing, database management and customer support services for our direct response sales. The contract with Innotrac is for an initial term of three years, but provides for termination by either party on ninety days' written notice.

We are negotiating with a telemarketing company to provide operators who will take calls from consumers responding to our direct response marketing. These orders and the orders received on our website will be provided to Innotrac once each day to be fulfilled.

International Sales. Once we have established consumer acceptance of our products in the United States we intend to actively seek to establish international distributors in key markets in Europe and Asia. Our goal is to partner with successful distribution companies that possess both direct and retail marketing experience. These partnerships will most likely be in the form of exclusive distributor or licensing agreements tied to performance criteria. We anticipate that such distributors will modify our marketing and advertising materials developed for United States' markets for use in their respective markets.

Inflation and Seasonality. We do not expect inflation to have a significant effect on our operations in the foreseeable future. Because our kitchen garden systems are designed for an indoor gardening experience, it is possible that we may experience slower sales in the United States during April through September when our consumers may tend to garden outdoors. However, we currently anticipate increased sales during the holiday season in the fourth calendar quarter and in the first calendar quarter due to additional marketing we plan to undertake.

Research and Development

During the year ended December 31, 2004, we incurred $333,253 in research and development costs. During the year ended December 31, 2003, we incurred $344,164 in research and development costs. From January 1 through June 30, 2005, we incurred $272,618 in research and development costs. We initially focused our efforts on determining if an aeroponic product could be developed for consumer use in the home at attractive prices. We then focused on developing the design, technology and various prototype models. In addition, we set up a greenhouse and laboratory to measure the success of growing herbs, vegetables and flowers with various seeds, cuttings and nutrients under different lighting conditions. Finally, we filed patent applications for the technology used in our kitchen garden systems.

In the next twelve months we intend to continue researching and developing new product designs and product extensions including, but not limited to, nutrient delivery systems and additional seed varieties for our seed kits. We have designated $800,000 of the net proceeds from this offering to continue development of new products and enhancements of existing products during 2006, including approximately $40,000 to complete our UL/ETL certification described on page 37. If the convertible notes are converted, we plan to increase our spending in research and development by 20% or an additional $200,000 to $1,000,000.

Off-Balance Sheet Arrangements

We have no current commitments under operating or capital leases and have not entered into any contracts for financial derivative instruments such as futures, swaps and options.

Critical Accounting Policies and Estimates

Significant estimates include valuation of the company's non-monetary transactions in connection with issuances of common stock and common stock warrants and options. This estimate has had a material or substantial effect upon AeroGrow's operations.

BUSINESS

Overview

AeroGrow was formed as a Nevada corporation on March 25, 2002. Our principal business is researching, developing and marketing advanced indoor aeroponic garden systems designed and priced to appeal to the gardening, cooking and small kitchen appliance, healthy eating and home and office décor markets worldwide. Since formation, our principal activities have consisted of product research and development, market research, business planning and raising capital necessary to fund these activities.

Our principal products are "kitchen garden" indoor growing systems and proprietary seed kits that will allow consumers, with or without gardening experience, to easily grow to grow a variety of culinary herbs, including cilantro, chives, basil, dill, oregano, mint, cherry tomatoes, chili peppers, salad greens and flowers throughout the year. Our kitchen garden systems are designed to be simple, consistently successful and affordable. We believe that our kitchen garden systems will be the first of their kind on the consumer market.

We have filed twelve patent applications in the United States and one international patent application to protect our core inventions. These include aeroponic technological advances described below as well as product, nutrient and seed pod inventions designed to enhance plant growth. Many of our patent-pending companion technologies are based on our innovations in the fields of biology, plant physiology, chemistry and adaptive learning computer science. In addition, we have developed certain trade secrets which simplify, combine and integrate our core technologies into our indoor kitchen garden systems.

We believe that our inventions and combined technologies will allow almost anyone, from consumers who have no gardening experience to professional gardeners, to produce year-round harvests of culinary herbs, including cilantro, chives, basil, dill, oregano, mint, cherry tomatoes, chili peppers, salad greens and flowers provided in our seed kits regardless of season, weather or lack of natural light. We believe that our kitchen garden systems' unique and attractive designs make them appropriate for use in almost any location including kitchens, bathrooms, living areas and offices.

Our basic kitchen garden system and our deluxe kitchen garden system are projected to retail at prices ranging from $99 to $149 based on the channel of distribution in which they are sold and the specific product features provided. We currently expect to market our deluxe kitchen garden system in the United States immediately following completion of this offering.

Hydroponic Industry--Background and Opportunity

Hydroponics is the science of growing plants in water instead of soil. Used commercially worldwide, hydroponics is considered an advanced and often preferred crop production method. Hydroponics is typically used inside greenhouses to give growers the ability to better regulate and control nutrient delivery, light, air, water, humidity, pests and temperature. Hydroponic growers benefit by producing crops faster and enjoying higher crop yields per acre than traditional soil-based growers.

Aeroponics is derived from hydroponics and occurs when plant roots are suspended in an air chamber and bathed at regular intervals with nutrient solution. We believe that the aeroponics technology used in our kitchen garden systems is a technological advance over hydroponics because plant roots are suspended in a near-100% humidity, oxygen-rich air chamber and bathed in a nutrient-rich solution.

Our informal market research, consisting of interviews with potential consumers and focus groups, appears to indicate that there are sizeable national and international markets for our countertop soil-less kitchen garden systems for use indoors in homes and offices. Until the development of our kitchen garden systems, significant barriers have prevented hydroponic or aeroponic technology from being incorporated into mainstream, mass-marketed consumer products, including:

•
Consumers generally lack the specialized knowledge required to select, set up, operate and maintain the various components for a typical hydroponic or aeroponic system, including growing trays, irrigation channels, growing media nutrient reservoirs and nutrient delivery systems consisting of electronic timers, pumps, motors, tubing and nozzles.

•
Consumers generally do not possess the specialized knowledge required to select, set up, operate and maintain the varied indoor lighting systems that are necessary to grow plants in the absence of adequate indoor natural light.

•
Consumers are required to properly mix and measure complex hydroponic nutrient formulas which change depending on the plant variety and the stage of plant growth. In addition, consumers must deal with the problem of nutrient spoilage.

•
Federally-mandated water quality reports show that the pH level of the water in many large cities is too high for hydroponic or aeroponic growing and requires chemical treatments to lower the water pH level. Consumers generally are unaware of their water's pH level or how to adjust the water to the proper pH level for healthy plant growth.

•	Current garden systems generally require users to understand and have access to specialized monitoring equipment to measure water pH levels and nutrient concentration.

We believe that these complexities have been accepted in existing hydroponic market channels because our research has indicated that hydroponic manufacturers have generally focused their product development and marketing efforts on satisfying the needs of the commercial greenhouse and dedicated hobbyist markets. Our research has indicated that the hydroponic growing equipment currently available in these markets is bulky, expensive and comprised of many parts. These users are motivated to gain the specialized knowledge, equipment and experience currently required to successfully grow plants with these products.

We believe that the complexities of currently available commercial hydroponic products fail to address the needs and wants of the mass consumer market, leaving that market unserved. We further believe that our trade secrets, patent-pending inventions and companion technologies have simplified and improved hydroponic and aeroponic technologies and enabled us to create the first indoor aeroponic gardening system appropriate for the mass consumer market.

AeroGrow's Proprietary Technology

We have spent more than three years innovating, simplifying, combining and integrating numerous proprietary technologies and inventions into a family of "plug and grow" aeroponic kitchen garden systems and related seed kits specifically designed and priced for the mass consumer market. We have filed twelve patent applications in the United States and one international patent application to protect our inventions. Following is a description of our proprietary technologies and inventions which are used together in our kitchen garden system and seed kits.

Rainforest Nutrient Delivery System. Our "rainforest" nutrient delivery system combines our patent-pending technologies with features from several advanced hydroponic or aeroponic methodologies into a proprietary system designed to provide the benefits of accelerated aeroponic plant growth. These hydroponic or aeroponic methodologies include:

•
Drip Technologies. Drip systems create nutrient irrigation by pumping nutrient solution from a reservoir up to the base of the plant and saturating a soil-less growing medium. The growing medium delivers nutrients and moisture to plant roots which is similar to rainwater as it drips through the soil and past plant roots.

•
Ein Gedi Aeroponic Technologies. Plant roots in aeroponic systems are suspended in an air chamber and bathed at regular intervals with nutrient solution. In the Ein Gedi variation of aeroponics, plant roots are allowed to grow directly into nutrient solution after passing through an air space.

Our rainforest technology suspends plant roots into a 2 to 4 inch air chamber above an oxygenated nutrient solution. Nutrients are pumped from the nutrient reservoir to the base of each plant where a regulated flow of nutrients drips down through plant roots.

Pre-Seeded Bio-Grow Seed Pods. Our proprietary bio-grow seed pods include pre-implanted seeds, a bio-sponge growing medium, removable bio-dome covers and a grow basket to assist with the proper distribution of moisture. See Figure 1 below. Our seed pods must be used in our kitchen garden systems in order to grow plants.

Figure 1: Bio-grow seed pods

We selected the seeds to pre-implant in our bio-grow seed pods after two years of extensive research which included:

•	analyzing thousands of seed varieties,

•	growing and testing several hundred varieties of plants in our greenhouse and grow laboratories, and

•	testing the taste and appearance of our grown vegetables, herbs and flowers with consumers.

We implant our selected seeds in a bio-sponge growing medium principally developed for rapid germination and enhanced root growth. The bio-sponge helps facilitate and regulate oxygen, moisture and nutrition, and supports plant roots from germination through maturity and harvest. Our bio-grow domes create a mini-greenhouse environment by covering the grow surface to create a near-100% humidity air chamber which is optimal for most plant germination and initial growth. Bio-grow domes help regulate moisture and temperature to levels optimal for plant germination.

Our proprietary bio-grow seed pods are a vital component of our kitchen garden system. Our bio-grow seed pods will be packaged along with nutrients in our proprietary seed kits to be used exclusively in our kitchen garden systems. These seed kits currently include seeds for a variety of culinary herbs, including cilantro, chives, basil, dill, oregano, mint, cherry tomatoes, chili peppers, salad greens and flowers. In addition to pre-seeded pods, we also plan to allow consumers to purchase unseeded pods to give them the opportunity to grow their own seeds in our kitchen garden systems. However, not all plants are appropriate to grow in our kitchen garden system.

Microprocessor-Based Control Panel and Nutrient Cycle Delivery System. We believe that certain common problems face both experienced gardeners and beginning gardeners, including:

•	improperly watering plants,

•	improperly feeding plants, and

•	failing to provide plants with sufficient light needed for healthy growth.

To assist consumers, especially inexperienced gardeners, we have developed two patent-pending microprocessor-based technologies that address these common problems. These technologies are designed to:

•	regulate the lighting system,

•	automatically alert users when it is time to add water and nutrients,

•	help simplify and reduce consumers' time and involvement in caring for plants,

•	reduce the variables and errors often made by consumers in plant care, and

•	enhance plant growth.

We have developed two kitchen garden systems with different control systems which are described at "Our Kitchen Garden Systems" on page 31. Our microprocessor-based control panel will be available as an accessory for our basic kitchen garden system and is included as a standard feature on our deluxe kitchen garden system. This control panel includes an electronic nutrient and water reminder system and microprocessor-controlled lights that alert consumers to add water and nutrients when needed and help ensure that plants are properly fed and receive the proper lighting.

In addition, our deluxe kitchen garden system includes our microprocessor-based nutrient cycle delivery system as a standard feature. With our nutrient cycle delivery system the consumer selects from four plant types (lettuce, herbs, tomatoes or flowers) and the system then automatically adjusts and optimizes the nutrient, water and lighting cycles based on the plant variety selected.

Time-Release Nutrient Tablets. Plants require a balanced mixture of nutrients for optimal growth. Certain nutrient combinations, including calcium nitrate and magnesium sulphate, generally cannot be combined, mixed or stored in the same container due to specific chemical reactions that bind them together and renders them useless to plants. Hydroponic growers seek to solve this problem by packaging various nutrient concentrations in up to four separate containers which are individually measured and added as needed by the consumer. These nutrient complexities require consumers using hydroponic systems to:

•	understand the blends of nutrient fertilizer that are best suited for the specific variety of plants they are growing,

•	understand the nutrient requirements for the specific plant variety at each of three stages of its growth and maturity,

•	measure and blend nutrients from up to four different concentrated solutions and add them to specific measured quantities of water, and

•	monitor, adjust and re-mix nutrient fertilizers over time.

We believe that current plant nutrition processes required for successful hydroponic growing have created barriers to mass consumer use and acceptance because they are cumbersome and complex. To help overcome these barriers, we have spent nearly three years developing time-release nutrient tablets designed specifically to deliver the proper nutrients to the plants, while offering consumers a user-friendly nutrient system. The consumer simply adds the plant-specific nutrient tablets to our kitchen garden systems when instructed by our microprocessor-based nutrient cycle delivery system, usually once every two weeks. Our nutrient tablets eliminate the need for measuring and mixing multi-part nutrient formulas and storing various nutrients in separate containers. Our nutrient tablets customize multiple nutrients and minerals such as calcium, magnesium and iron for specific plant varieties at different stages of their growth.

Buffering Formula for Water pH Level. Typical garden and house plants grow well in aeroponic and hydroponic systems when the pH level of the water is maintained in a 5.5 to 6.5 range Many varieties of plants exhibit retarded growth or cannot be grown hydroponically in water having a pH level of 7.0 and above. High pH level is much less a problem when plants are grown in soil because the soil helps neutralize the negative effects of high pH levels. We have tested the water pH levels in many major cities throughout the United States and have found that many municipal water systems have higher pH levels than the desirable range for hydroponic growing: Los Angeles at 7.5 to 8.5, Boston at 9.0, the San Francisco Bay area at 7.5 to 9.7, St Louis at 9.0 to 9.2 and Washington, D.C. at 7.7 to 8.5.

To address these problems, most hydroponic growers monitor and chemically adjust water pH levels on a daily or weekly basis to address these varying pH levels. This generally requires purchasing a professional meter for monitoring pH levels and purchasing and applying various pH-adjusting chemicals.

We believe that the problems associated with the wide range of water pH levels which are found throughout the United States (and possibly internationally), as well as the complexities involved in monitoring and regulating pH levels, are significant barriers which limit the use of hydroponic gardening by the general public. We have developed a patent-pending buffering formula that automatically adjusts and balances the water pH level to a level capable of sustaining healthy plant growth in an aeroponic environment. This buffering formula is pre-mixed into our time-release nutrient tablet described above, which eliminates the need for consumers to understand water chemistry or own the equipment required to monitor and regulate water pH levels.

Integrated and Automated Lighting System. Hydroponic systems typically do not incorporate built-in lighting systems. Lighting systems must typically be purchased as separate components and assembled by the consumers. Hydroponic lighting systems generally consist of a ballast, reflector hood, lights and an electronic timer. The consumer must suspend the lighting system over the hydroponic unit and then continually raise the lights as the plants grow. Complete lighting systems often cost hundreds of dollars, which is considerably more than the cost of our entire kitchen garden system.

Our kitchen garden systems include built-in adjustable grow lights with ballast, reflector hood, lights and electronic timer. Our integrated lighting systems include high-output compact fluorescent light bulbs that deliver a spectrum and intensity of light designed to help optimize plant growth without natural light. In addition, our lighting system is fully automated and controlled by our microprocessor-based control panel described above.

Adaptive Growth Software. Through continual research and testing in our grow laboratory, our plant scientists have determined that better plant growth can be achieved if nutrients, moisture and lighting are adapted and customized to the specific stages of the plants' growth: germination, initial growth and advanced growth. We have developed a proprietary software technology entitled "adaptive growth technology" which automatically analyzes and adjusts the nutrient delivery schedules based on plant maturity. We intend to introduce this technology into our deluxe kitchen garden system as an added feature for specialty retailers in the future.

Our Kitchen Garden Systems

We have initially developed two kitchen garden systems with projected initial retail prices ranging from approximately $99 to $149 depending on the features and model selected and the channels of distribution through which they will be marketed.

Basic Kitchen Garden System. Our basic kitchen garden system features our rainforest nutrient delivery system and an integrated lighting system. This product is projected to retail for $99. Our microprocessor-based control panel will be available as an optional accessory with a projected retail price of $29.

Deluxe Kitchen Garden System. Our deluxe kitchen garden system contains the features of our basic kitchen garden system, including the microprocessor-based control panel, and adds our microprocessor-based nutrient cycle delivery system. We currently plan to launch this product as part of an initial direct marketing campaign following this offering at a price of $149.

Our Seed Kits

We have developed and are producing a variety of seed kits to be used in our kitchen garden systems. These seed kits include pre-seeded bio-grow seed pods and a three- to six-month supply of nutrients, including our buffering formula for water pH level. We expect our seed kits to retail at prices ranging from $9.99 to $19.99. Currently developed seed kits include:

•	cherry tomato garden,

•	chili pepper garden,

•	gourmet herb garden,

•	salad greens garden,

•	grandiflora petunia garden, and

•	international basil garden.

Our seed kits, time-release nutrient tablets and replacement light bulbs will be sold to consumers for use with our kitchen garden system.

Additional Future Products

In addition to our kitchen garden systems, we are developing and plan to market in the future companion products designed to provide a successful gardening experience for consumers of all experience levels while providing a potentially continuing and profitable revenue stream for us. Our development and production of the following additional products will depend in large part on the revenues generated from future product sales and the availability of additional financings.

Magic Garden. Our children's magic garden is designed for simplicity and ease of use. We anticipate introducing this garden system in the toy market.

Decorator Office Garden. We are developing a garden system designed specifically for use in offices and work stations to introduce decorative and fragrant living flowers into the workplace.

Professional System. A larger-scale garden system is planned for small businesses, florists, restaurants, large families and gardening enthusiasts who want to grow large quantities of vegetables, herbs and flowers.

Future Seed Kits. We plan to complete development and start producing an additional six to ten seed kits in 2006. We currently anticipate that these seed kits could include strawberries, cilantro garden, sunny flower garden, baby bell peppers, Asian hot peppers, Italian basil garden, Italian herb garden, French herb garden and salsa garden with cherry tomatoes, jalapenos and cilantro.

Other Additional Future Products. We are considering other products for future development, including:

•	a solar-powered system for outdoor use,

•	educational units specifically designed for use in schools,

•	a "vacation-friendly" water reservoir attachment that will hold sufficient water to enable plants to remain healthy for about three weeks while untended, and

•	tiered "wall farm" systems that will contain several kitchen garden systems designed to produce larger quantities of crops.

Markets

Based on our informal market research, consisting of individual consumer interviews, focus groups and Internet survey responses, we believe that our kitchen garden systems will appeal to a broad spectrum of the people in the United States and internationally, including Europe and Japan. We believe that our products will appeal to at least four major market segments:

•	experienced gardeners,

•	novice and "want-to-be" gardeners,

•	the kitchen products and small appliances market, and

•	the office and home décor markets.

Further, based on our discussions with potential distributors, we believe that our kitchen garden systems also present opportunities in the specialized toy, educational, gift and hydroponic hobbyist markets.

Gardener Market. The 2002 National Gardening Survey conducted by the National Gardening Association states that gardening was America's number one hobby with more than 70 million active gardeners. In the United States in 2002 there were estimated to be 27 million vegetable gardeners with one out of every four households having a vegetable garden, over 15 million fresh herb gardeners and over 20 million flower gardeners. We believe that our kitchen garden systems and related products can offer both expert and novice gardeners several major benefits not readily available through traditional gardening methods, including:

•	the ability to grow fresh herbs, lettuces, vegetables, tomatoes and flowers year-round, regardless of indoor light levels or seasonal weather conditions,

•	the ability to easily start plants indoors during colder months and then transplant them outdoors at the onset of the outdoor growing season,

•	the ability to use stem cuttings to propagate multiple reproductions of the desired plants in our kitchen garden systems,

•	the reasonable assurance that crops can grow successfully by significantly reducing potential obstacles such as uncertain weather and garden pests,

•	the ease of growing hydroponically in contrast to the toil associated with traditional gardening, including preparing the soil, planting, thinning, weeding and watering.

"Want-to-be" Gardener Market. We believe that many people have an interest in gardening but lack the knowledge, confidence, available space, equipment or time to garden. We've observed the following barriers to beginning to garden:

•	gardening requires an ongoing time commitment,

•	apartment, high-rise and condominium dwellers often lack the land needed for a traditional garden,

•	gardening requires physical work which can be a significant barrier to older people or people with limited mobility or health issues,

•	buying the necessary equipment to garden can be expensive, and

•	gardening requires knowledge and expertise.

We believe that our kitchen garden systems overcome many of these barriers and provide a simple, convenient way for many current non-gardeners to begin to garden.

Kitchen Products and Small Appliances Market. We believe that many Americans now enjoy cooking as a form of entertainment or hobby and that these people repeatedly purchase new kitchen appliances and will be motivated to purchase our kitchen garden systems and related seed kits. Consumers in this potential market include:

•	people interested in cooking who would appreciate the convenience and satisfaction of having a readily available supply of fresh-cut herbs and basils to flavor soups, salads and other dishes,

•	people who prefer the distinctive texture and taste of freshly picked, vine-ripened tomatoes, basils, lettuces and other vegetables over days-old supermarket produce, and

•
people interested in healthy, pesticide-free foods for themselves and their families, reflecting both the rapidly growing interest in naturally and organically grown foods and the increasing number of people who, for health or weight concerns, include salads and fresh vegetables as part of their families' diets.

We believe that our kitchen garden systems will be embraced in this market by people who understand the value of having an ongoing supply of fresh herbs and vine-ripened produce throughout the year.

Office and Home Decor Market. Flowers are frequently used to brighten homes and offices around the world. It is difficult to readily grow flowers indoors due to a lack of sufficient light and growing knowledge. As a result, people often use cut flowers which are expensive, short-lived and require ongoing maintenance. Our kitchen garden systems enable colorful and fragrant flowers to be easily grown indoors year-round. Flowers grown with our kitchen garden systems will last for months with minimal care and maintenance. Flowers can be grown in a wide variety of indoor locations, including kitchen and bathroom countertops, living rooms, bedrooms, family rooms, offices, work stations, waiting rooms and lobbies. In addition, professional plant caretakers may be motivated to include our kitchen garden systems among their traditional plant options because of our systems' relatively low cost and ease of maintenance.

Specialty Markets. Our informal market research indicates that several specialized markets potentially exist for our kitchen garden systems in the future, including:

•	toy market for a children's "root-viewing" garden,

•	classroom market for student education relating to plant growth,

•	gift market,

•	hydroponic enthusiast market, and

•	international markets, particularly in large cities with limited outdoor garden space.

Marketing and Sales Strategy

We plan to launch our kitchen garden system in the United States during the first half of 2006. Our planned marketing strategy is to launch our kitchen garden systems with a nationwide public relations campaign, followed by sales of our products through direct marketing vehicles and then expanded distribution through retail channels as described in "Management's Plan of Operation" beginning on page 18. We plan to expand our marketing and distribution internationally when our products have been successfully launched and established in the United States. Our proposed direct marketing activities include a national public relations campaign, 60-second television spots, 30-minute infomercials, home shopping networks, print advertising and Internet-based advertising. Our plan is designed to educate prospective customers while creating widespread awareness of our kitchen garden systems and generating direct sales in four key target markets: the experienced gardener market, the "want-to-be" gardener market, the kitchen products and small appliances markets and the office and home décor market.

Competition

Aeroponic and hydroponic technologies have historically been limited to ardent hobbyists and commercial growing facilities worldwide. We believe that AeroGrow is the first company to develop and offer a simple soil-less indoor growing system for the mass consumer market. We further believe that our proprietary and patent-pending technologies, trade secrets, research knowledge base, user-friendly interfaces and direct marketing expertise offer certain barriers to entry for potential competitors.

Typical hydroponic manufacturers offer a range of equipment and accessories through distributors or small independent "hydro-shops" in a trade-oriented manner similar to plumbing or electrical suppliers. Purchasers typically mix and match equipment from various suppliers in an "a la carte" fashion to individually customize a large system that they then assemble on their premises. Our research into existing products sold by websites, catalogs and retail outlets has shown that the cost of purchasing these items separately from hydroponic suppliers can range from approximately $500 to many thousands of dollars.

We believe that our simplified and complete kitchen garden systems and planned methods of distribution offer significant benefits from these traditional hydroponic industry practices. However, we recognize that there are companies that are better funded and have greater experience in producing hydroponic products in commercial markets, including, but not limited to, companies such as General Hydroponics and American Hydroponics. These companies could potentially decide to focus on the consumer market with competing products. We could also potentially face competition from gardening wholesalers and large and profitable soil-based gardening companies, including, but not limited to, the Burpee Seed Company and Gardener's Supply Company, should they decide to produce a competitive product.

Nevertheless, we believe that our kitchen garden systems and related products can compete effectively in the marketplace on the basis of their affordable cost, user-friendly design and the benefits offered by our proprietary and patent-pending technologies. Further, to the best of our knowledge, none of the growing systems currently available for use in the home at our projected retail prices provide an integrated grow lighting system and are therefore unsuited to grow fresh herbs, vegetables and flowers indoors without the additional purchase of a separate bulky lighting system. We believe that these products are too large, noisy and unattractive for indoor home kitchen or office use.

Manufacturing

We have signed a manufacturing agreement with Source Plus, Inc., an Alabama corporation, and Mingkeda Industries Co., Ltd., a Chinese company, for the initial manufacture of our kitchen garden systems and accessories. This agreement is described at "Manufacturing" on page 20 of this prospectus. We anticipate that it will take Mingkeda approximately 30 to 60 days to produce and ship our kitchen garden systems to the Untied States via ocean freight from the date an order is placed. In addition to the Mingkeda plant, we are exploring relationships with other manufacturers located in China as an alternative supply source should sales volumes require added production.

Mingkeda has informed us that it can produce approximately 30,000 kitchen garden systems per month with its existing set of tools and can increase its production to approximately 100,000 kitchen garden systems per month by adding an additional set of tools and injection molding presses. Mingkeda estimates that it can add the additional set of tools and presses within 60 to 90 days following our notification.

We intend to initially produce and assemble our bio-grow seed pods in our laboratory facilities in Longmont, Colorado. Our seed pods and our kitchen garden systems will be shipped to a fulfillment center in Reno, Nevada. Innotrac Corporation will provide warehousing, order fulfillment and shipping for our products. Our agreement with Innotrac is described at "Distribution" on page 23 of this prospectus.

Product Returns and Warranties

We have had no sales to date and thus have no experience dealing with returns. We currently anticipate that products may be returned to us at our facilities in Longmont, Colorado. We anticipate that the returned products will go to inventory and we may repair the products to sell as refurbished products. Mingkeda will provide us with replacement part assemblies for products which are deemed defective due to materials or manufacturing complications. We have not yet determined the form of warranties we will grant for our products.

Intellectual Property

We have filed twelve patent applications in the United States and one foreign patent application to protect our technologies and products. These applications are for:

•
seed germination pods that transport, support and germinate seedlings in aeroponic or hydroponic devices and support the growth of the plant to maturity, filed in November 2003 and responded to examiner's first action,

•	use of infrared beams to measure plant roots which creates a basis for the regulation of nutrients, oxygen and plant growth, filed in December 2003,

•	devices and methods for growing plants, filed as an international application in September 2004,

•	PONDS (passive, osmotic nutrient delivery system) technology which is a nutrient delivery system using no moving parts, filed in March 2005,

•	RAIN (rain-aerated ionized nutrient) system technology which hyper-oxygenates and ionizes plant roots in our kitchen garden systems, filed in March 2005,

•	rainforest growing dome for maximizing germination, filed in April 2005,

•	growing basket for optimizing liquid and nutrient delivery, filed in April 2005,

•	methods for growing plants using seed germination pods, filed in April 2005,

•	devices and methods for growing plants by measuring liquid or nutrient usage rate, the adaptive growth learning technologies, filed in December 2004,

•	time-release oxygen generating nutrient compositions and methods for growing plants, filed in December 2004,

•	pH buffered plant nutrient compositions and methods for growing plants, filed in December 2004,

•	devices and methods for delivering photoradiation to plants, filed in June 2005, and

•	smart garden devices and methods for hydroponic gardens, filed in June 2005.

We believe that these patent applications do not infringe on issued patents owned by others. We believe that if we fail to receive patents for any one of these patent applications, our operations will not be materially affected.

We have filed applications for trademark protection in the United States for the marks "AeroGrow," "Farmers Market Fresh," "AeroGrow Kitchen garden," "AeroGrow Smart," "AeroGrown" and "AeroGrow Kitchen Garden," and hope to develop goodwill in these marks as we market our products.

Each of our employees, independent contractors and consultants have executed assignment of application agreements and nondisclosure agreements. The assignment of application agreements grant to AeroGrow the right to own inventions and related patents which may be granted in the United States. The nondisclosure agreements generally provide that these people will not disclose our confidential information to any other person without our prior written consent.

Governmental Regulation and Certification

To the best of our knowledge, we believe that we are complying with United States regulations concerning the shipping and labeling of seeds and nutrients. Currently, the components for our kitchen garden system are UL certified. We have filed initial applications for UL certification and ETL certification for the kitchen garden system as a whole. These certifications confirm some level of fire safety for consumers and is required for sales of products through retailers.

Personnel

We currently employ 21 persons with 19 full-time and 2 on a part-time basis. In addition, we contract for the services of 31 part-time and project consultants. We believe that our employee relations are good. We intend to continue to conduct our business primarily using employees and consultants. However, it is likely that some consultants will become employees in the future, including our chief marketing officer, Randy Seffren. We believe that we will hire additional employees and/or consultants in the future as our operations grow. We are planning to outsource some activities, in whole or part, such as manufacturing, telemarketing, public relations, infomercial production, fulfillment and shipping.

Facilities

We lease approximately 918 square feet in Boulder, Colorado, pursuant to a lease agreement that expires on December 30, 2005. We maintain a grow room, laboratory and research facility in this space. The lease agreement requires us to pay monthly rent in the amount of $1,000.

We lease approximately 800 square feet in Boulder, Colorado, pursuant to a month-to-month rental agreement. We are preparing to this space to use as an additional laboratory facility. The rental agreement requires us to pay monthly rent in the amount of $700.

We lease 3,075 square feet of office space in Boulder, Colorado, from one of our consultants pursuant to a lease agreement that expires in April 2006. The lease agreement requires us to pay monthly rent in the amount of $2,534. We are also required to issue 1,267 shares of AeroGrow common stock per month to this consultant as additional rent for an aggregate of 7,604 additional shares through the end of the lease. We plan to renew this lease in April 2006 with rental payments solely in cash.

We also rent 1,800 square feet of laboratory, prototyping and manufacturing space in Longmont, Colorado, pursuant to a month-to-month rental agreement. The rental agreement requires us to pay monthly rent in the amount of $1,200. We use this space to manufacture our seed pods.

While our facilities appear adequate for the foreseeable future, we may add space to meet future growth as needed. Upon expiration of our current leases, we believe that we will be able to either renew our existing leases or arrange new leases in nearby locations on acceptable terms. Management believes that these properties are adequately covered by insurance.

MANAGEMENT

Directors and Officers

The following table shows the names and ages of our directors and executive officers and the positions they hold with AeroGrow. Our bylaws provide that directors are generally elected at our annual shareholders meeting and hold office until the next annual shareholders meeting and until their successors are elected and qualified. However, AeroGrow has not held an annual shareholders meeting since inception. We plan to hold an annual shareholders meeting during the fourth quarter of 2005 to elect directors in addition to voting on other matters. Our bylaws provide that the board of directors shall consist of such number of members as the board may determine from time to time, but not less than one and not more than fifteen. Our board of directors currently consists of four individuals. Executive officers are selected by the board of directors and serve at its discretion.

Name	Age	Position with AeroGrow

W. Michael Bissonnette	56	Chief Executive Officer, President and Director

Jerry L. Gutterman	62	Chief Financial Officer, Secretary and Director

Randy Seffren	47	Chief Marketing Officer

Richard A. Kranitz	61	Director

Wayne Harding(1)(2)	50	Director
____________________
(1)    Member of our audit committee.
(2)    Member of our governance, compensation and nominating committee.

W. Michael Bissonnette is our founding shareholder and has served as chief executive officer, president and a director of AeroGrow since July 2002. Concurrently, he has served as chief executive officer, president and a director of our former parent company, Mentor Capital Consultants, Inc. since March 2000. Mentor Capital currently has no active operating business. From 1989 to 1994, he was the founder, chief executive officer, president and a director of Voice Powered Technology International, Inc., an international consumer electronics company. From 1977 to 1989, Mr. Bissonnette was the founder, chief executive officer and president of Knight Protective Industries, Inc., an international consumer security products company. Prior to 1977, he was founder, chief executive officer and president of Shagrila Carpets, Inc., a multi-store retailer of commercial and home carpeting. Both Voice Powered Technology and Knight Protective Industries specialized in the funding, development and marketing of technology-based consumer products.

Jerry L. Gutterman has been chief financial officer, secretary and a director of AeroGrow since July 2002 and is currently serving on a part-time consulting basis. Concurrently, he has served as chief financial officer, secretary and a director of Mentor Capital at various times from November 2001 to the present. Mr. Gutterman has more than 30 years of senior management experience. From 1995 through 2001, he was the principal of J.L. Gutterman & Associates, a financial management consulting firm. He was chief financial officer and a director of Voice Powered Technology International from 1990 to 1994. He was general manager and chief financial officer of Knight Protective Industries from 1987 to 1990 and chief executive officer and a director from 1989 to 1990. From 1982 to 1987, he was the director of operations and chief financial officer of Shield Healthcare Centers, Inc., a national home health care retailer of medical products and services. Mr. Gutterman was the treasurer and controller of The Akron, a retailer, from 1975 to 1982. Mr. Gutterman is a certified public accountant licensed in California. Mr. Gutterman does not plan to stand for re-election as a director at our annual shareholders' meeting to be held during the fourth quarter of 2005.

Randy Seffren has been chief marketing officer of AeroGrow since April 2004 on a consulting basis. Mr. Seffren has 25 years of senior executive level marketing experience with major advertising and direct response agencies. From 1999 to 2004, Mr. Seffren headed the marketing efforts for healthcare communications companies, including Orbis Broadcast Group and MedEd Architects. From 1993 to 1999, he was executive vice president with Reebok Home Fitness/DP Fitness/Body By Jake Fitness/Kent & Spiegel Direct. From 1989 to 1993, Mr. Seffren led the marketing, communications and product development efforts as director of marketing communications with Life Fitness, a fitness equipment company. In these positions Mr. Seffren introduced numerous consumer products on a global scale from product development through marketing and communications. He leveraged the brand image and direct response marketing of these products through distribution into specialty and mass retail channels.

Richard A. Kranitz has been a director of AeroGrow since July 2002. He has also served as a director of Mentor Capital since March 2000. Mr. Kranitz has been an attorney in private practice since 1970 emphasizing securities, banking and business law. From 1990 to the present he has been an attorney in Kranitz & Philipp in Grafton, Wisconsin. Previously, following the death of a partner in 1976, he formed the Law Offices of Richard A. Kranitz. From 1982 to 1983 he also was a member of Fretty & Kranitz and from 1977 to 1978 he was also a member of Habush, Gillick, Habush, Davis, Murphy, Kraemer & Kranitz. He was a member of McKay, Martin & Kranitz from 1973 to 1976, and was employed by Reinhart, Boerner, Van Deuren, Norris & Reiselbach, s.c. from 1970 to 1973. Mr. Kranitz served as Law Clerk to the Honorable Myron L. Gordon in the U.S. District Court (E.D. Wisconsin) from 1969 to 1970. Mr. Kranitz has served as a director of the Grafton State Bank from 1990 to present. He served as a venture capital consultant to, and director of, various companies and he has served at various times as a director of various professional, civic or charitable organizations.

Wayne Harding has been a director since October 2005. He has served as vice president business development of Rivet Software since December 2004. From August 2002 to December 2004 Mr. Harding was owner and President of Wayne Harding & Company CPAs and from 2000 until August 2002 he was director-business development of CPA2Biz. He provided consulting services for AeroGrow from December 2003 through March 2004. Mr. Harding is a certified public accountant licensed in Colorado. He is past president of the Colorado Society of CPAs and past member of the Governing Council for the American Institute of CPAs.

Director Compensation

In 2004 and 2005 each of our directors received 2,000 shares of our common stock for their service as directors. Mr. Bissonnette has agreed to forego any future stock-based compensation for serving as a director of AeroGrow. We do not compensate directors for attending meetings but do reimburse them for their out-of-pocket expenses for attending meetings.

Committees of the Board

Our full board of directors considers all major decisions. However, we have established two standing committees so that some matters can be addressed in more depth than may be possible in a full board meeting: an audit committee and a governance, compensation and nominating committee. These two committees each operate under a written charter. The board has affirmatively determined that Mr. Harding is independent as defined by AMEX Company Guide Section 121(A) and our corporate governance guidelines. Following is a description of both of these committees.

Audit Committee. The current member of our audit committee is Mr. Harding (chairman). The board has affirmatively determined that Mr. Harding is an audit committee financial expert under the rules of the AMEX and is independent under special standards established by the AMEX and the Securities and Exchange Commission for audit committee members. As we add additional independent members to our board of directors as required by AMEX rules, such independent directors will be appointed to our audit committee. Each member is financially literate as defined by AMEX listing standards. This committee's charter provides that the committee shall:

•	oversee our accounting and financial reporting processes and audits of our financial statements,

•
assist the Board with oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditors' qualifications and independence and the performance of our independent auditors, and

•	provide the Board with the results of its monitoring.

Governance, Compensation and Nominating Committee. The current member of our governance, compensation and nominating committee is Mr. Harding (chairman). As we add additional independent members to our board of directors as required by AMEX rules, such independent directors will be appointed to this committee. This committee's charter provides that the committee shall:

•	recommend to the Board our corporate governance guidelines,

•	review and recommends the nomination of Board members, and

•	set the compensation for our chief executive officer.

Nomination of Directors

Our nominating committee determines the director nominees for each annual meeting of shareholders using the criteria set forth in our corporate governance guidelines. Our guidelines provide that directors shall have very high integrity, business savvy, shareholder orientation and a genuine interest in AeroGrow. The committee will not consider nominees recommended by shareholders.

Employment and Consulting Agreements

We entered into a consulting arrangement with Randy Seffren, our chief marketing officer, on October 13, 2004. The terms of our arrangement provide that Mr. Seffren shall receive in 2005 an annual salary of $150,000 for the first six months of 2005 and an annual salary of $165,000 beginning in July 2005. Our consulting agreement with Mr. Seffren currently provides that Mr. Seffren is also eligible to participate in an annual bonus program. However, we have not adopted an annual bonus program. We expect to enter into employment agreements with W. Michael Bissonnette, our chief executive officer, and Mr. Seffren at the closing of this offering. Our consulting agreement with Jerry Gutterman, our chief financial officer, provides that Mr. Gutterman will receive $100 and 20 shares of our common stock for every hour or part of an hour worked.

We currently have no key man insurance covering the deaths of our executive officers but will obtain key-man insurance on Mr. Bissonnette and other executives as requested by the underwriter within 30 days following this offering in amounts not less than $5,000,000 for Mr. Bissonnette and in amounts not to exceed $3,000,000 in the aggregate for up to two additional executives. If we lose the services of our executive officers or other key employees, it could materially adversely affect our business, results of operations or financial condition.

Management Compensation

The following table provides information concerning compensation earned by Mr. Bissonnette, our chief executive officer, and Mr. Seffren during 2004, 2003 and 2002. No other executive officer of AeroGrow was paid in excess of $100,000 in 2004.

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	All Other Compensation

W. Michael Bissonnette,	2004	$134,428	$0	$10,000	(2)
CEO, President and Director(1)	2003	123,046	0	2,500	(2)
	2002	0	0	1,200	(2)

Randy Seffren,	2004	$0	$0	$215,566	(3)
Chief Marketing Officer
__________________

(1)
Mr. Bissonnette also received perquisites and other personal benefits of $24,504 in 2004 and $22,566 in 2003, including automobile insurance of $706 (2004) and $853 (2003), gasoline and automobile maintenance allowance of $3,930 (2004) and $3,783 (2003), rental payments for use of a home office of $7,200 in both years, health insurance of $6,527 (2004) and $4,828 (2003) and reimbursement of medical bills and prescription medicines of $6,141 (2004) and $5,902 (2003).

(2)	Other compensation reflects the value at the time of grant of shares of our common stock received by Mr. Bissonnette in each year.

(3)	Other compensation reflects consulting fees of $84,466 and the value at the time of grant of shares of our common stock received by Mr. Seffren in 2004.

Compensation Plans

Amended 2003 Stock Option Plan. On January 3, 2003, our board of directors adopted a stock option plan for key employees (including key employees who are directors), non-employee directors, consultants and investors which provides that an aggregate of 400,000 shares of our common stock may be granted under the plan. On September 30, 2005, there were options for 204,869 shares outstanding and options for 195,131 shares were available for future grant. Vesting schedules are determined individually for each grant. This plan was amended on August 3, 2005, and was merged into our 2005 plan, described below, on August 22, 2005.

Administration. The plan has been administered by our full board of directors, but will be administered by our compensation committee in the future. The committee or the board may:

•	select participants,

•	determine the date of grant, exercise price and other terms of options,

•	establish rules and regulations to administer the plan,

•	amend, suspend or discontinue the plan subject to applicable shareholder approval,

•	interpret the rules relating to the plan, and

•	otherwise administer the plan.

Stock Options. Although the plan provides that the committee may grant both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, the plan was never approved by our shareholders so only non-qualified stock options may be granted. The committee determines the terms and vesting provisions, including the exercise price. The maximum term of each option and the times at which each option will be exercisable generally are fixed by the committee, except that no option may have a term exceeding ten years. Shares subject to options that expire or otherwise terminate remain available for awards under the plan. Shares issued under the plan may be either newly issued shares or shares which we have reacquired.

2005 Equity Compensation Plan. In August 2005 we adopted our 2005 Equity Compensation Plan to promote the interests of AeroGrow and our shareholders by attracting, retaining and motivating our key officers, employees, directors and consultants. We intend to submit this plan for approval by AeroGrow shareholders in the fourth quarter of 2005. A total of 1,505,000 shares of our common stock may be granted under this plan pursuant to stock options or awards of shares of restricted stock. As of September 30, 2005, no options and no shares of restricted stock had been granted under this plan and all 1,505,000 remain available for grant. However, we currently intend to grant options for no more than 30,000 shares of our common stock with exercise prices at the anticipated offering price and no more than 161,396 shares of restricted stock valued at the anticipated offering price to our employees and consultants by December 31, 2005, to award their performance from August through December 2005. Our 2003 stock option plan was merged into this plan in August 2005 and no longer separately exists. However, options for the 204,869 shares outstanding under the 2003 stock option plan continue to be governed by their grant agreements but are administered under this plan.

Shares Available for Awards. Shares subject to an award that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated remain available for awards under the plan. Shares issued under the plan may be either newly issued shares or shares which we have reacquired. The plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986. Under these limitations no single participant may generally receive awards in any calendar year that relate to more than $1 million. Finally, awards may generally be adjusted to prevent dilution or enlargement of benefits when certain events occur such as a stock dividend, reorganization, recapitalization, stock split, combination, merger or consolidation.

Eligibility. Our employees, directors and consultants may be granted awards under the plan. As of September 30, 2005, approximately 46 individuals were eligible to participate in the plan.

Administration. The plan is administered by our compensation committee. Awards to directors serving on the committee are determined and administered by the full Board of Directors. The committee may:

•	select participants,

•	determine the type and number of awards to be granted,

•	determine the exercise or purchase price, vesting periods and any performance goals,

•	determine and later amend the terms and conditions of any award,

•	interpret the rules relating to the plan, and

•	otherwise administer the plan.

Stock Options. The committee may grant both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The committee determines the terms and individual vesting schedules for each grant including the exercise price which may not be less than the fair market value of a share of common stock on the date of the grant.

Restricted Shares. The committee may grant restricted shares of common stock. Restricted shares are shares of common stock with transfer restrictions. These restrictions lapse on the basis of performance and/or continued employment as determined in advance by the committee. They may be forfeited by participants as specified by the committee in the award agreement. A participant who has received a grant of restricted shares will receive dividends and the right to vote those shares. Restricted shares may not be transferred, encumbered or disposed of during the restricted period or until after the restrictive conditions are met.

Other Terms. All outstanding awards vest, become immediately exercisable or payable and have all restrictions lifted immediately when AeroGrow experiences a change in control. The Board may amend or terminate the plan subject to applicable stockholder approval. The committee may not amend the terms of previously granted options to reduce the exercise price or cancel options and grant substitute options with a lower exercise price than the cancelled options. The committee also may not adversely affect the rights of any award holder without the award holder's consent.

Neither of the named executive officers has been granted stock options under either of these plans.

Equity Compensation Plan Information. The following table shows the shares of common stock reserved for issuance for outstanding options granted under 2003 equity compensation plan as of December 31, 2004. Neither of our plans has been approved by shareholders.

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for issuance under our 2003 equity compensation plan
Equity compensation plans not approved by stockholders	184,329	$1.47	215,671
Equity compensation plans approved by stockholders	0	NA	0
Total	184,329	$1.47	215,671

This table does not reflect 358,008 shares of stock issued through December 31, 2004, to employees and consultants as compensation.

Director Liability and Indemnification

Under Nevada law and our bylaws, we are required to indemnify our officers, directors, employees and agents in certain situations. In some instances, a court must approve indemnification. As permitted by Nevada statutes, our articles of incorporation eliminate in certain circumstances the monetary liability of our directors for a breach of their fiduciary duties. These provisions do not eliminate a director's liability for:

•	a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest,

•	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful,

•	a transaction from which the director derived an improper personal profit, and

•	willful misconduct.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling AeroGrow, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable.

Scientific Advisory Board

We have a Scientific Advisory Board currently composed of three experts in aeroponics and hydroponics. Each member meets with us as needed regarding the development of our products.

Dr. Henry A. Robitaille, Ph.D. is known for his contributions to the science of hydroponics, primarily through his twenty years of work at Walt Disney World's exhibit, "The Land," at the Epcot Center in Florida, and his work on the Biosphere project. As Epcot's Director of Science and Technology and Agricultural Manager for "The Land," Dr. Robitaille was primarily responsible for designing, developing and managing "The Land" exhibit. "The Land" is a 2-acre working greenhouse which demonstrates cutting edge, "future world" soil-less plant-growing techniques and farm and crop production. "The Land" receives millions of visitors each year while producing more than 20,000 pounds of vegetables and herbs annually for use in Disney's upscale restaurants. In addition, it provides a valuable research laboratory for exploring new and improved soil-less growing methodologies and alternative technologies and methods for increasing food production for impoverished regions of the world. Dr. Robitaille was also a consultant involved with the research and development of Biosphere 2, the world's largest controlled environment growth and measurement facility available for earth systems research. The Biosphere encloses a complete ecosystem which includes a rainforest, an ocean with a coral reef, a desert, a savannah and a marshland. Dr. Robitaille received a Ph.D. in Horticulture and Plant Physiology from Michigan State University.

Dr. Howard Resh, Ph.D. is an international leader on soil-less growing technologies. Dr. Resh has written four books and dozens of scientific and popular papers on growing plants without soil. His best-selling published books include the 500+ page Hydroponic Food Production now in its 6th edition. Dr. Resh was pictured on the cover of the world's leading magazine for soil-less gardening, The Growing Edge (September 2002), for his work in designing, developing and managing a hydroponic greenhouse that grows gourmet food for a CuisinArt resort complex in Anguilla, British West Indies. Dr. Resh worked for decades as technical director and manager for a variety of hydroponic crop production facilities in the United States, Canada, Taiwan, Venezuela and the British West Indies. He received his Ph.D. in Plant Science from the University of British Columbia.

Mike Morton is the owner and president of HGI Worldwide, Inc. (Hydro Gardens), an international horticultural nutrient development and greenhouse supply company. For the past 30 years, Mr. Morton has been at the leading edge of hydroponic nutrient development and biological pest control methods. He directed the construction and installation of major greenhouse projects and indoor growing systems in the United States and internationally. Mr. Morton is also the inventor of several new technologies for accelerated plant growth and seedling production. Since the early 1980s, he has worked jointly with the U.S. Department of Agriculture and many universities and customers across the United States to research the use of biological pest controls. Mr. Morton is a frequent guest speaker at universities and conferences across the United States.

The members of our scientific advisory board receive shares of our common stock for services rendered to the AeroGrow. In 2004 Mr. Morton received 500 shares, Dr. Robitaille received 1,890 shares and Dr. Resh received 1,220 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following transactions were or will be entered into with our executive officers, directors and 5% or greater shareholders. These transactions may or will continue in effect and may result in conflicts of interest between us and these individuals. Although our executive officers and directors have fiduciary duties to us and our shareholders, we cannot assure that these conflicts of interest will always be resolved in our favor or in the favor of our shareholders.

Stock Grants

We granted to our founder, W. Michael Bissonnette, 10,000 shares of common stock from December 2002 through September 30, 2005, with a weighted value of $3.87 per share or $38,700 in the aggregate, as partial payment for services provided since inception. In December 2002, Mr. Bissonnette purchased 50,000 shares of our common stock for $0.50 per share, or $25,000 in the aggregate, in one of our private offerings. We plan to grant Mr. Bissonnette 2,000 shares for serving as our chairman of the board during 2005 under our 2005 plan by December 31, 2005.

We granted to our chief financial officer and secretary, Jerry Gutterman, 11,425 shares of our stock from December 2002 through September 30, 2005, with a weighted value of $2.69 per share, or $30,725 in the aggregate, as partial payment for services provided since inception. We plan to grant Mr. Gutterman up to 17,785 shares under our 2005 plan by December 31, 2005.

Richard Kranitz, one of our directors, is a member of the law firm of Kranitz and Philipp which provides legal services to AeroGrow. In 2004 Kranitz and Philipp was paid $24,000 and received 100,000 shares of stock and in 2003 the firm was paid $25,000 for legal services performed on our behalf. From January 1 through July 31, 2005, Kranitz and Philipp has been paid $14,000 for legal services performed. In the future, Kranitz and Philipp may perform additional legal services on our behalf on an as-needed basis at hourly rates based on the type of legal services provided.

We granted to our chief marketing officer, Randy Seffren, 45,800 shares of our common stock in 2004 and 2005 with a value of $5.00 per share, or $229,000 in the aggregate, as partial payment for services provided since inception. We plan to grant Mr. Seffren 30,600 shares under our 2005 plan by December 31, 2005.

Wayne Harding, one of our directors, provided consulting services for AeroGrow from December 2003 through March 2004. He received stock options for 3,910 shares of common stock with an exercise price of $2.50 per share.

Mentor Capital

Mentor Capital Consultants, Inc. was formerly our parent corporation. Mr. Bissonnette is the principal shareholder and chief executive officer of Mentor Capital. Mr. Gutterman is the chief financial officer, secretary and a director of Mentor Capital. Mr. Kranitz is a director of Mentor Capital.

On October 15, 2002, Mr. Bissonnette exchanged 1 million shares of Mentor Capital's common stock for 3 million common shares of our common stock, not taking into account the one-for-five reverse stock split to shareholders of record on May 31, 2005. We valued this transaction at $10,000, which was Mr. Bissonnette's cost basis in his shares of Mentor Capital. As a result of this transaction, we directly held 6.1% of the outstanding shares of Mentor Capital. In September 2003 Mentor Capital became an inactive corporation and AeroGrow impaired its investment in Mentor Capital's stock resulting in a $10,000 loss.

On December 31, 2004, Mentor Capital made a pro rata liquidating distribution to its shareholders of all 6,000,000 shares of our common stock held by it. These shares were issued with the restriction with AeroGrow that 25% may be sold beginning six months after a public offering, 25% may be sold beginning one year after a public offering, 25% may be sold beginning 18 months after a public offering and the remaining 25% may be sold beginning 24 months after a public offering. In addition, these shareholders will be required to execute prior to closing of this offering, pursuant to the requirements of the underwriters, a lock-up agreement which will restrict their sale for one year following this offering.

From inception until May 31, 2005, we leased from Mentor Capital our furniture, computers and other office equipment for a rental payment of $2,500 per month. For each of the years ended December 31, 2004 and 2003, we paid $30,000 to rent the equipment. This lease was terminated as of May 31, 2005. From January through April 2005 we made interest-free unsecured loans totaling $41,000 to Mentor Capital to allow Mentor Capital to redeem some of its stock from a shareholder who is not affiliated with AeroGrow. The lease payments for the furniture of $2,500 per month were being used to offset a portion of this loan. We acquired the fixed assets under the furniture lease in full payment of the loan on May 31, 2005.

Mentor Capital entered into a research and development contract in 2002 with AgriHouse, Inc. which provided for development of a nutrient delivery system using proprietary aeroponic technology that could be used in a low cost consumer product. If a product was developed, Mentor Capital was granted the exclusive worldwide marketing rights for it, subject to the duty to pay a royalty to AgriHouse of 10% of the manufacturing cost of each unit. Mentor Capital assigned its rights under this contract to AeroGrow shortly after AeroGrow was formed and AeroGrow agreed to assume the royalty payment obligations. Subsequently, we developed a fractionator bar technology, applied for two patents and were granted one patent. We decided to abandon this technology and pursue other approaches to produce a low-cost consumer product. In May 2005 we entered into a new product research and development agreement with AgriHouse and Mentor Capital which superseded and terminated the 2002 agreement. We returned related ownership and manufacturing rights to AgriHouse, along with two related patents, drawings, molds and other materials. We also paid AgriHouse $25,000 in cash. The 2005 agreement provides for the collaboration of AeroGrow and AgriHouse on developing an aeroponic product using our fractionator bar technology.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding our common stock beneficially owned on September 30, 2005, by:

•	each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock,

•	each of our executive officers and directors, and

•	all executive officers and directors as a group.

In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares except as otherwise noted. At September 30, 2005, we had 5,008,944 shares of our common stock outstanding held of record by 447 shareholders.
Name of Beneficial Owner	Shares Beneficially Owned		Ownership Percentage
W. Michael Bissonnette 900 28th Street, Suite 201 Boulder, CO 80303	981,197	(1)	19.6%
Jerry L. Gutterman 440 Camphor Place Santa Barbara, CA 93108	122,483		2.4%
Richard A. Kranitz 1238 Twelfth Avenue Grafton, WI 53024	53,079	(2)	1.1%
Randy Seffren 900 28th Street, Suite 201 Boulder, CO 80303	45,800		0.9%
Wayne Harding 5206 South Hanover Way Englewood, CO 80111	132,173	(3)	2.6%
All executive officers and directors as a group (five persons)	1,334,732	(4)	26.2%

(1)	Includes options to purchase 69,429 shares of our common stock at an exercise price of $1.25 per share.

(2)	Includes 46,546 shares owned by Cedar Creek Ventures, LLC, of which Mr. Kranitz is a 50% owner and managing member.

(3)	Includes options to purchase 3,910 shares of our common stock at an exercise price of $2.50 per share and warrants to purchase 5,000 shares of our common stock at an exercise price of $5.00 per share.

(4)	Includes options and warrants to acquire 78,339 shares of common stock.

DESCRIPTION OF SECURITIES

General

Our articles of incorporation provide that we are authorized to issue up to 75,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. As of September 30, 2005, we had 5,008,944 shares of common stock issued and outstanding and held of record by 447 shareholders, and no shares of preferred stock were issued and outstanding. We also had issued options to purchase 204,869 shares of common stock, warrants to purchase 1,887,858 shares of common stock and notes convertible into 750,000 shares of our common stock. We were also committed to issued conversion warrants upon the conversion of our convertible notes which are exercisable for 600,000 shares of our common stock. Nevada law allows our board of directors to issue shares of common stock and preferred stock up to the total amount of authorized shares without obtaining the prior approval of shareholders. We are offering 1,666,666 shares of common stock and Class A warrants exercisable for 1,666,666 shares of common stock, assuming an estimated combined offering price of $6.00.

The following description of our common stock, preferred stock, convertible notes and various warrants summarizes the material provisions of each and is qualified in its entirety by the provisions of our articles of incorporation, bylaws, convertible notes and warrant agreements, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part and will be provided by us upon request. See "Where You Can Find Additional Information."

Common Stock

As holders of our outstanding common stock, your rights and privileges in general will be as follows:

•	the right to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors,

•	no cumulative voting rights, which means that holders of a majority of shares outstanding can elect all of our directors,

•
the right to receive ratably dividends when, if and as may be declared by our board of directors out of funds legally available for such purposes, subject to the senior rights of any holders of preferred stock then outstanding,

•	the right to share ratably in the net assets legally available for distribution to common stockholders after the payment of our liabilities on our liquidation, dissolution and winding-up, and

•	no preemptive or conversion rights or other subscription rights, and no redemption privileges.

All outstanding shares of common stock are fully paid and nonassessable. The shares of common stock issued in this offering will be fully paid and nonassessable.

Preferred Stock

Our preferred stock may be issued from time to time by our board of directors, without further action by our stockholders, in one or more series. The board can fix the relative designations, preferences, priorities, powers and other special rights for each series of preferred stock.

We believe that the preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. Although our board of directors currently has no intention to issue preferred stock, in the event of any issuance, our common stockholders will not have any preemptive or similar rights to acquire any of the preferred stock. Issuances of preferred stock could:

•	dilute the voting power of common stockholders,

•	adversely affect the voting power of common stockholders,

•	adversely affect the likelihood that common stockholders will receive dividend payments and payments on liquidation, and

•	have the effect of delaying or preventing a change in shareholder and management control.

Class A Warrants

Each Class A warrant offered pursuant to his prospectus gives its holder the right to purchase one share of common stock for $7.50, or 125% of the combined public offering price. The Class A warrants will be exercisable at any time from the first anniversary of the date this prospectus goes effective for a period of four years, subject to our redemption rights described below. A maximum of 1,666,666 shares of common stock will be issuable upon the exercise of the Class A warrants assuming an estimated combined offering price of $6.00. The Class A warrants will be issued pursuant to the terms of a warrant agreement between the warrant agent, Corporate Stock Transfer, Inc., and us. We have authorized and reserved for issuance the shares of common stock issuable on the exercise of the Class A warrants.

The Class A warrants may be called for redemption, in whole and not in part, at a price of $0.01 per warrant at any time after the warrants become exercisable upon not less than 30 calendar days' prior written notice of redemption to each warrant holder and Keating Securities, LLC, one of our underwriters, and if and only if, (a) the reported last closing sale price of our common stock equal or exceeds $____________ (150% of the then exercise price) and (b) the trading volume of the common stock equals at least 50,000 shares of our principal trading market, for each of the 20 consecutive trading days ending on the third day preceding our redemption announcement. The Class A warrants will be exercisable until the date of redemption. If a Class A warrant called for redemption is not exercised by the redemption date, it will cease to be exercisable, and the holder will be entitled to receive only the redemption price.

The Class A warrants may be exercised by surrendering the certificate representing the Class A warrants on or prior to the expiration date, or earlier redemption date, at the offices of the warrant agent with the warrant certificate completed and executed as indicated. The warrant exercise price must be paid in full at the time of exercise. Shares of common stock issued upon proper exercise will be fully paid and non-assessable.

The exercise price of the Class A warrants and the number of shares of common stock that may be issued when the Class A warrants are exercised are subject to adjustment if specific events occur, including stock dividends, stock splits, combinations and reclassifications of our common stock.

The Class A warrants are not exercisable unless we have a current prospectus covering the shares of common stock to be issued upon exercise of the Class A warrants and the shares have been registered, qualified or deemed to be exempt from registration under the securities laws of the state of residence of the exercising holder of the warrants. Although the law requires and we have agreed to keep a registration statement effective which covers the issuance of the common stock on exercise of the Class A warrants, if we fail to do so for any reason, the Class A warrants may not be exercisable and therefore of no value.

The Class A warrants do not confer on the warrant holder any voting or other shareholder rights. We have agreed to pay to Keating Securities a warrant solicitation fee in certain circumstances.

Underwriters' Purchase Option

We have agreed to issue to the underwriters at the closing of this offering a purchase option to purchase that number of shares of common stock and warrants equal to 10% of the number of shares of common stock and Class A warrants sold in this offering. The warrants issued to the underwriters will have terms identical to the Class A warrants. The purchase option is exercisable at any time between the first and fifth anniversary dates of the effective date of this prospectus at an exercise price of 125% of the initial offering price of the common stock and Class A warrants or $___________ per share and $___________ per Class A warrant. The underwriters' purchase option contains anti-dilution provisions providing for adjustment for the number of securities issuable upon the exercise of the warrants under specific circumstances, including stock dividends, stock splits, mergers, acquisitions and recapitalizations. The holders of the underwriters' purchase option will have no voting, dividend or other stockholder rights solely for being a holder of the purchase option.

Redeemable 2005 Warrants

In June, July, August and September 2005, we sold in a private placement debt offering to accredited investors 300 units consisting of convertible notes, described below, and our redeemable 2005 warrants. The redeemable 2005 warrants are exercisable for the purchase of an aggregate 600,000 shares of our common stock, assuming an exercise price of $5.00 per share.

The redeemable 2005 warrants are exercisable in whole at any time or in part from time to time prior to September 13, 2010, at an exercise price which is the lesser of $5.01 per share or $___________, which is the combined offering price of common stock and Class A warrants issued in this offering. Upon the expiration of the warrant exercise period, unless extended, each redeemable 2005 warrant will expire and become void and of no value.

The holder of each redeemable 2005 warrant is entitled, upon payment of the exercise price, to purchase one share of our common stock. The number and kind of securities or other property for which the redeemable 2005 warrants are exercisable are subject to adjustments in certain events such as mergers, reorganizations or stock splits, to prevent dilution. We may redeem the 2005 redeemable warrants at any time on fifteen days' prior written notice at a redemption price of $0.0001 per share of common stock underlying the warrant, provided an effective registration statement is in effect covering the common shares underlying the warrant, and further provided that for a period of not less than twenty consecutive trading days the closing bid price as quoted on the Nasdaq Capital Market or NASD OTC Bulletin Board has been at least $7.50 per share of common stock and the average daily trading volume exceeds 50,000 shares per day. All of the outstanding redeemable 2005 warrants must be redeemed if any are redeemed. The holders of the redeemable 2005 warrants will not possess the rights that our shareholders have unless and until the holders exercise the redeemable 2005 warrants and then only as a holder of the common stock.

Convertible Notes and Conversion Warrants

We issued $3,000,000 in aggregate principal face amount of 10% unsecured convertible notes as part of our debt offering in June, July, August and September 2005 along with the redeemable 2005 warrants described above. The principal amount is convertible into our common stock at the option of the note holders, at any time, at a conversion price equal to the lesser of $4.00 per share or $__________ which is 80% of the combined offering price of the common stock and Class A warrants offered by this prospectus. Assuming a conversion price of $4.00 per share we would issue 750,000 shares of common stock if all notes are converted. If not converted, these notes and all accrued interest are repayable on demand by the note holders at any time after June 30, 2006. The notes bear interest at the rate of 10% annually which is payable quarterly beginning September 30, 2005. The principal is due on June 30, 2006. During the fifteen days following effectiveness of this offering, each holder of the notes may demand full payment of the principal amount of the notes and interest. We may not prepay the notes without the holder's prior consent.

On conversion of the notes each holder shall also receive five-year warrants to purchase 2,000 shares of common stock for each $10,000 principal amount converted. These conversion warrants may be exercised at any time at an exercise price equal to the lesser of $6.00 per share or $____________ which is 120% of the offering price of common stock and Class A warrants issued in this offering. We may not redeem these conversion warrants.

Placement Agent Warrants

In connection with its services as placement agent for our 2005 debt offering of units consisting of convertible notes and redeemable 2005 warrants, we agreed to sell to Keating Securities five-year warrants to purchase 60,000 shares of our common stock at the rate of 200 shares of common stock for every warrant sold. These warrants will be exercisable at any time after September 13, 2006, at a price equal to $6.00 per share on a net-issuance or cashless basis. These warrants will immediately terminate if the registration statement associated with this prospectus is declared effective at any time prior to September 13, 2006. We plan to certificate these warrants prior to the end of 2005.

$10.00 Redeemable Warrants and $15.00 Redeemable Warrants

In 2004 we completed a Colorado registered offering of 544,228 shares of our common stock, redeemable warrants to purchase 390,880 shares of our common stock at an exercise price of $10.00 and redeemable warrants to purchase 390,880 shares of our common stock at an exercise price of $15.00. The $10.00 redeemable warrants and $15.00 redeemable warrants became exercisable on July 1, 2005, provided that at least 100 shares must be purchased on each exercise. These warrants expire on December 31, 2007. We plan to certificate these warrants prior to the end of 2005 as they have not yet been issued.

We may redeem all of these warrants at any time after our common stock is quoted on the OTC BB or a recognized exchange on fifteen days' prior written notice at a redemption price of $0.05 per share, provided that the closing bid or sale price of our common stock exceeds $12.50 per share for the $10.00 redeemable warrants and $17.50 per share for the $15.00 redeemable warrants for 20 consecutive trading days ending within 15 days of the date the notice of redemption is given.

$5.00 Non-Redeemable Warrants, $2.50 Non-Redeemable Warrants and $1.25 Non-Redeemable Warrants

From December 2002 through July 2004 we sold in a private placement:

•	$5.00 non-redeemable warrants to purchase 30,000 shares of our common stock at an exercise price of $5.00 per share which are all currently exercisable,

•	$2.50 non-redeemable warrants to purchase 486,098 shares of our common stock at an exercise price of $2.50 per share of which warrants are currently exercisable for 456,098 shares, and

•	$1.25 non-redeemable warrants to purchase 160,000 shares of our common stock at an exercise price of $1.25 per share of which warrants are currently exercisable for 20,000 shares.

These warrants expire on December 31, 2005. We plan to certificate these warrants prior to the end of 2005 as they have not yet been issued.

Transfer Agent and Registrar

We appointed Corporate Stock Transfer, Denver, Colorado, as our registrar and transfer agent and registrar of our common stock and Class A warrants. The mailing address of Corporate Stock Transfer is 3200 Cherry Creek South Drive, Denver, Colorado 80209-3246.

Listing of Common Stock and Class A Warrants

None of our securities are listed on any securities exchange or on the Nasdaq stock market. They do not presently trade and there is no market for them. We plan to apply to have our common stock and Class A warrants approved for listing on the AMEX. However, there may still be no market for our common stock or Class A warrants.

Shareholder Action

Under our bylaws, the affirmative vote of the holders of a majority of the shares of common stock represented at a meeting at which a quorum is present is sufficient to authorize, ratify or consent to any action required by the common shareholders, except as otherwise provided by the Nevada General Corporation Law. Under the Nevada General Corporation Law and our bylaws, our shareholders may also take actions by written consent without holding a meeting. The written consent must be signed by the holders of at least a majority of the voting power, except that if a different proportion of voting power is required for a specific action, then that proportion. If this occurs, we are required to provide prompt notice of any corporate action taken without a meeting to our shareholders who did not consent in writing to the action.

Antitakeover Provisions

Our articles of incorporation and the Nevada General Corporation Law include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging these proposals because, among other things, negotiation of the proposals might result in an improvement of their terms. Our articles of incorporation authorize the issuance of preferred stock. Our board of directors can set and determine the voting, redemption, conversion and other rights relating to any series of preferred stock. In some circumstances, we could issue preferred stock to prevent a merger, tender offer or other takeover attempt which our board of directors opposes.

Registration Rights

Pursuant to the terms of the 2005 debt offering, the holders of approximately 1,950,000 shares of common stock will be entitled to certain rights with respect to the registration of their shares of common stock under the 1933 Act upon completion of this offering, assuming:

•	conversion into common stock of all of the principal and interest of our convertible notes,

•	exercise of all redeemable 2005 warrants to purchase shares of common stock, and

•	exercise of all conversion warrants to purchase shares of common stock.

Under the terms of a subscription agreement, we have agreed to file a registration statement on or before November 12, 2005, for the common shares underlying the redeemable 2005 warrants, the common stock into which the convertible notes may be converted and the common stock underlying the conversion warrants received upon conversion of the convertible notes. We have agreed to obtain effectiveness of the registration on or before February 12, 2006, and to maintain effectiveness of the registration until the earlier of the date at which these shares are sold or the date that these shares may be sold under Rule 144(k) of the 1933 Act. If we fail to timely file or obtain effectiveness of the registration, we agreed to pay to the selling security holders of the common stock underlying the convertible notes and redeemable 2005 warrants an amount equal to 1% of the aggregate purchase price of the securities, payable in our common stock at an assumed value of $2.00 per share for each 30-day period that the registration is not filed or declared effective. In accordance with this obligation, we included the common stock underlying the convertible notes, redeemable 2005 warrants, conversion warrants and placement agent warrants in the registration statement of which this prospectus is a part.

If this registration statement is not declared effective on or before February 12, 2006, then after completion of this offering the holders of 1,950,000 shares of common stock are entitled to demand registration rights requiring us to register the sale of their shares under the 1933 Act.

We are generally required to bear all of the expenses for these registrations, except underwriting discounts and selling commissions. Registration of any of the shares of common stock held by these holders with registration rights would result in shares becoming freely tradable without restriction under the 1933 Act immediately upon effectiveness of such registration.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering there has not been any public market for our common stock or Class A warrants and we cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price of our common stock or Class A warrants prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our securities and could impair our future ability to raise capital through the sale of equity securities. There will be a significant number of shares of common stock eligible for future sale and this may hurt the market price of our securities.

Future Sale of Shares

We will have an aggregate of approximately 6,675,610 shares of common stock outstanding upon the closing of this offering. Of these shares, the 1,666,666 shares of common stock issued in this offering and the 544,228 shares of common stock registered under the Colorado Securities Act will be freely tradable without restriction under the 1933 Act, except for any such shares which may be held or acquired by an affiliate of ours as that term is defined in Rule 144 under the 1933 Act. The remaining 4,464,716 shares of common stock will be deemed restricted securities as defined under Rule 144 and will be subject to the lock-up agreements described below. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k) or 701 under the 1933 Act.

An additional 1,950,000 shares of common stock issuable on the conversion of our convertible notes and the exercise of our redeemable 2005 warrants and conversion warrants have been registered for resale and will be tradable by the selling security holders without restriction under the 1933 Act upon expiration of their agreed six-month lock-up period following this offering. The 1,666,666 shares underlying the Class A warrants issued as part of this offering will be freely tradable without restriction when they are exercisable beginning one year after this offering, except for any such shares which may be held or acquired by an affiliate of ours as that term is defined in Rule 144 under the 1933 Act.

We cannot predict the effect, if any, that the sale of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market following this offering could adversely affect the market price of our common stock and adversely affect our ability to raise capital at times and on terms favorable to us.

Lock-up Agreements with Underwriters

Shareholders who hold 2,220,211 shares of common stock and our non-redeemable $1.25, $2.50 and $5.00 warrants exercisable for an additional 506,098 shares of common stock have agreed or will agree prior to this offering to not sell or otherwise dispose of any shares of our common stock that they beneficially own for a period of 12 months after the effective date of this offering without the prior written consent of our underwriters.

Our employees, directors, officers, agents, consultants, vendors, suppliers and their related entities, who hold 2,244,505 shares of our common stock and options exercisable for an additional 204,869 shares of common stock have agreed or will agree prior to this offering to not sell or otherwise dispose of any shares of our common stock that they beneficially own for a period of 24 months after the effective date of this offering without the prior written consent of our underwriters, provided, however, that they may sell 25% of their shares during the 12- to 18-month period after the effective date of this offering and they may sell an additional 25% of their shares during the 18- to 24-month period after the effective date of this offering. We intend to grant options for an additional 30,000 shares and issue up to 161,396 shares of restricted stock to employees, directors and consultants under our 2005 plan by December 31, 2005. We anticipate that we will issue an aggregate of 113,604 shares of our common stock to four vendors and one landlord. These additional shares and options will also be subject to the lock-up provisions described in this paragraph.

The holders of our $10.00 redeemable warrants and $15.00 redeemable warrants exercisable for 781,760 shares of common stock have agreed or will agree prior to this offering not to sell or otherwise dispose of any shares of our common stock that they will beneficially own for a period of twelve months after the effective date of this offering without the prior written consent of the underwriters. This restriction on resale may not be required if these underlying shares are restricted from resale under Rule 144, described below.

We have agreed with the underwriters that any securities issued by us under our 2005 plan or otherwise for compensatory purposes during the two-year period following the effective date of this offering shall be subject to restrictions on resale for two years after the effective date of this offering.

The underwriters may release all or a portion of the shares held by officers and directors subject to the underwriters' lock-up agreements and the six month lock-up provisions relating to the 1,950,000 shares issuable upon conversion of the convertible notes and upon exercise of the redeemable 2005 warrants and the conversions warrants at any time without notice. The underwriters have advised us that any request to release all or any portion of the shares from the lock-up agreements will be considered on a case-by-case basis and depend on several factors including, but not limited to, our stock price, average trading volume, general market conditions, recent financial performance and perceived market reaction. However, the underwriters' decision is arbitrary and may not be based on any specific parameters. If any or all of those shares were released by the underwriters, such shares would likely be eligible for sale in the public market. Increasing the number of shares available for sale in the public market could cause the price of our stock to decline.

Additional Restrictions on Public Resales

The lock-up agreements with the underwriters described above are in addition to any limitations that currently apply pursuant to prior lock-up agreements with AeroGrow described below, and various securities laws and regulations relating to the eligibility for sale under the provisions of Rules 144, 144(k) and 701. All certificates and other instruments evidencing ownership of common stock which are subject to these restrictions are endorsed with the appropriate restrictive legends.

Shares
Additional Resale Restrictions with AeroGrow:
Mr. Bissonnette(1)	981,197
Former advisory board members(2)	130,120
Former Mentor Capital shareholders(3)	1,200,061
Investors at $0.50 per share and directors (4)	400,000

(1)
In addition to the lock-up agreement with the underwriters, 15% of Mr. Bissonnette's shares are subject to a six-month lock-up period; 15% are subject to twelve-month lock-up period; 15% are subject to eighteen-month lock-up period; 15% are subject to twenty-four-month lock-up period; 15% are subject to thirty-month lock-up period; 15% are subject to thirty-six-month lock-up period; and 10% are subject to forty-month lock-up period.

(2)
In addition to the lock-up agreement with the underwriters, 33% of these shares subject to a six-month lock-up period, 33% are subject to a twelve-month lock-up period and 33% are subject to eighteen-month lock-up period.

(3)
In addition to the lock-up agreement with the underwriters, 25% of these shares are subject to a six-month lock-up period, 25% are subject to a one-year lock-up period, 25% are subject to an eighteen-month lock-up period and 25% are subject to twenty-four-month lock-up period.

(4)	In addition to the lock-up agreement with the underwriters, 50% of these shares are subject to a twelve-month lock-up period and 50% are subject to a twenty-four-month lock-up period.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities for at least one year, including one of our affiliates, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice of such sale.

Sales under Rule 144 also are limited by manner-of-sale provisions, notice requirements and requirements relating to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k) as currently in effect, a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except one of our affiliates), is entitled to sell these shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144 discussed above.

Rule 701

Rule 701 permits resales of shares in reliance on Rule 144 but without compliance with some restrictions of Rule 144. Any employee, officer, director or consultant who purchased his shares under a written compensatory plan or contract may rely on the resale provisions of Rule 701. Under Rule 701:

•	affiliates can sell Rule 701 shares without complying with the holding period requirements of Rule 144,

•	non-affiliates can sell these shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144, and

•	shares must be held at least 90 days after the date of this prospectus before they can be resold.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters have severally, and not jointly, agreed to purchase from us on a firm commitment basis the number of the shares of our common stock and number of our redeemable Class A warrants offered in this offering set forth opposite their respective names below:

Underwriters	Number of shares	Number of warrants
Keating Securities LLC

Total

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

We have been advised by the underwriters that they propose to offer the shares of common stock and Class A warrants directly to the public at the public offering prices set forth on the cover page of this prospectus. Any shares and warrants sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $__________ per share and $_________ per Class A warrant. The underwriters may allow, and these selected dealers may re-allow, a concession of not more than $_________ per share and $__________ per Class A warrant to other brokers and dealers.

The underwriting agreement provides that the underwriters' obligations to purchase our shares of common stock and Class A warrants are subject to conditions contained in the underwriting agreement. The underwriters are obligated to purchase and pay for all of the common stock and Class A warrants offered by this prospectus other than those covered by the over-allotment option, if any of these securities are purchased.

No action has been taken by us or the underwriters that would permit a public offering of the shares of our common stock or the Class A warrants included in this offering in any jurisdiction where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of our common stock or Class A warrants be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of our common stock and Class A warrants and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy any of our common stock or Class A warrants included in this offering in any jurisdiction where that would not be permitted or legal.

The underwriters have advised us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Underwriting Discount and Expenses

The following table summarizes the underwriting discount to be paid to the underwriters by us.

	Total, without over- allotment	Total, with over- allotment
Underwriting discount to be paid to the underwriters by us for the common stock
Underwriting discount to be paid to the underwriters by us for the Class A warrants

We have agreed to pay to the underwriters a nonaccountable expense allowance equal to 3% of the gross proceeds from the sale of the shares of common stock and Class A warrants offered by us of which $___________ has been paid by us as of the date of this prospectus. We have also agreed to pay all expenses in connection with qualifying the shares and Class A warrants offered hereby under the laws of the states designated by the underwriters, including expenses of counsel retained for this purpose by the underwriters. We have also agreed to pay the fees of counsel retained by the underwriters for purposes of filing this offering with the NASD, which are estimated not to exceed $5,000. We estimate the expenses payable by us for this offering to be $_________, including the underwriting discount, or $_________ if the underwriters' over-allotment option is exercised in full.

We have agreed to sell to the underwriters, for an aggregate of $100, an option to purchase up to __________ shares of our common stock and/or up to _________ warrants identical to those offered by this prospectus. This option is exercisable at any time, in whole or in part, during the four-year period commencing one year after the date of this prospectus at an initial exercise prices of $_________ per share of common stock, _______% of the public offering price per share of common stock, and $__________ per warrant, _______% of the public offering price per warrant. During the first year following the date of this prospectus, the underwriters' purchase option may not be sold, transferred, pledged or hypothecated, except that it may be assigned or transferred to any underwriter and selected dealer participating in this offering and any of their bona fide officers or partners (but not directors). Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The exercise prices and number of securities issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock or warrants at prices below the option's exercise prices.

Warrant Solicitation Fees

We have engaged Keating Securities LLC, one of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the Class A warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay Keating Securities, for bona fide services rendered, a commission equal to 5% of the exercise price for each Class A warrant exercised more than one year after the date of this prospectus if the exercise was solicited by Keating Securities. In addition to soliciting, either orally or in writing, the exercise of the Class A warrants, its services may also include disseminating information, either orally or in writing, to warrantholders about us or the market for our securities, and assisting in the processing of the exercise of Class A warrants. No compensation will be paid to Keating Securities upon the exercise of the warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the Class A warrants has not confirmed in writing that Keating Securities solicited the holder's exercise;

•	the Class A warrants are held in a discretionary account;

•	the Class A warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise.

Over-Allotment Option

We have granted to the underwriters an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to ___________ additional shares of our common stock and/or up to ____________ additional Class A warrants at the public offering prices, less the underwriting discount, set forth on the cover page of this prospectus. The underwriters may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional shares of our common stock or Class A warrants are purchased pursuant to the over-allotment option, the underwriters will offer these additional shares and Class A warrants on the same terms as those on which the other shares and warrants are being offered hereby.

Board Observer

We have agreed, for a period of three years from the date of this prospectus, that Keating Securities may send a person to observe each meeting of our board of directors.

Determination of Offering Prices

Before this offering, there has been no public market for any of our securities. The public offering price of the offered securities and the terms of the Class A warrants were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the securities include the history and prospects of similar companies, the development stage nature of our business, an assessment of our management and their experience in marketing new products, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in over-allotment, syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock or warrants:

•
Over-allotment involves sales by an underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by an underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option, in whole or in part, or purchasing shares or warrants in the open market.

•
Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities needed to close out the short position, the underwriters will consider, among other things, the price of the securities available for purchase in the open market as compared to the price at which it may purchase the securities through the over-allotment option. If the underwriters sell more shares or warrants than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares or warrants in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

•
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the AMEX and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make with respect to any of these liabilities.

2005 Debt Offering

On September 13, 2005, we completed a private placement of 300 units, each unit consisting of a 10% convertible note in the principal amount of $10,000 and our redeemable 2005 warrants to purchase 2,000 shares of common stock. We raised $3,000,000 in gross proceeds. Keating Securities, LLC, one of the underwriters, acted as the placement agent. We paid the placement agent a 10% commission on the gross proceeds, aggregating $300,000, and a non-accountable expense allowance of 3% of the gross proceeds, aggregating $90,000. We also issued to the placement agent a warrant to purchase 60,000 shares of common stock at an exercise price of $6.00, exercisable for four years commencing September 13, 2006. We also agreed to pay the placement agent a warrant solicitation fee in connection with the exercise of the warrants issued to the investors in this offering. Both the placement agent warrant and the right to a solicitation fee for the private placement warrants terminates on the consummation of this initial public offering by us.

LEGAL MATTERS

The validity of the shares of common stock offered through this prospectus will be passed upon for us by Rothgerber Johnson & Lyons LLP, Denver, Colorado. Certain legal matters will be passed upon for the underwriters by Graubard Miller, New York, New York.

EXPERTS

Gordon, Hughes & Banks, LLP, Greenwood Village, Colorado, an independent registered public accounting firm, have audited our financial statements as of December 31, 2004 and 2003, and for the years then ended, and for the cumulative period from July 2, 2002 (inception) through December 31, 2004, as set forth in their report. We have included our financial statements in this prospectus in reliance upon the report of Gordon, Hughes & Banks, LLP, given on their authority as experts in auditing and accounting.

Our financial statements for the six months ended June 30, 2005 and 2004, have not been audited or reviewed by the independent registered public accounting firm and they do not express an opinion or any other form of reassurance on them.

WHERE YOU CAN FIND MORE INFORMATION

We have a filed a registration statement on Form SB-2, of which this prospectus constitutes a part, with the United States Securities and Exchange Commission in Washington, DC, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information included in the registration statement and in the exhibits thereto. The statements contained in this prospectus as to the contents of any contract or other document referenced herein are not necessarily complete, and in each instance, if the contract or document was filed as an exhibit, reference is hereby made to the copy of the contract or other document filed as an exhibit to the registration statement and each statement is qualified in all respects by the reference. The registration statement, including exhibits and schedules filed with it, may be inspected without charge at the SEC's public reference rooms at:

•	Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549,

•	75 Park Place, New York, New York 10007, or

•	Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

Copies of all or any part of the registration statement may be obtained from such office after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains registration statements, reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC at http://www.sec.gov.

We will provide without charge to you, upon written or oral request, a copy of any information incorporated by reference in this prospectus, excluding exhibits to information incorporated by reference unless these exhibits are themselves specifically incorporated by reference.

We have not previously been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Following completion of the offering, we will be subject to the informational reporting requirements of the Securities Exchange Act as a "registrant" as defined under Regulation S-B promulgated under the Securities Exchange Act. We will file reports and other information with the SEC and these reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the public reference section of the SEC in Washington, DC. We will distribute to our shareholders annual reports containing financial statements audited by our independent public accountants and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited consolidated financial information.

Any requests for copies of information, reports or other filings with the SEC should be directed to Aero Grow International, Inc. at 900 28th Street, Suite 201, Boulder, Colorado 80303, telephone (303) 444-7755. We maintain a website at www.aerogrow.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Aero Grow International, Inc.
Boulder, Colorado

We have audited the accompanying balance sheets of Aero Grow International, Inc. (a development stage enterprise, the "Company") as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity, and cash flows for the years then ended and for the cumulative period from July 2, 2002 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aero Grow International, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, and for the cumulative period July 2, 2002 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
January 20, 2005, except as to
Note 8, which is May 31, 2005

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS

	December 31,
	2004	2003
ASSETS

Current assets
Cash (Note 1)	$1,916,842	$632,412
Subscriptions receivable	41,000	70,000
Prepaid expenses and other	5,423	2,100
Total current assets	1,963,265	704,512

Property and equipment (Note 1)
Property and equipment	38,561	27,005
Less accumulated depreciation	(7,840)	(1,920)
Property and equipment, net	30,721	25,085

Deposits	4,484	2,000

Total assets	$1,998,470	$731,597

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$46,969	$7,489
Accrued expenses	27,745	9,276
Due to parent company	—	17,884
Accrued compensation	11,833	37,603
Total current liabilities	86,547	72,252

Stockholders' equity (Note 6)
Preferred stock, $.001 par value, 20,000,000 shares
authorized, 0 shares issued and outstanding	—	—
Common stock, $.001 par value, 75,000,000 shares
authorized, 4,882,908 and 3,747,570 shares
issued and outstanding at December 31, 2004
and December 31, 2003, respectively	4,883	3,748
Additional paid-in capital	5,761,832	2,121,345
(Deficit) accumulated during the development stage	(3,854,792)	(1,465,748)

Total stockholders' equity	1,911,923	659,345

Total liabilities and stockholders' equity	$1,998,470	$731,597

See accompanying summary of accounting policies and notes to financial statements

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS

	Cumulative Period from	Year Ended
	July 2, 2002 (Inception) to	December 31,
	December 31, 2004	2004	2003

Revenue
Product sales	$—	$—	$—

Operating expenses
Cost of sales	—	—	—
Research and development	694,389	333,253	344,164
Professional consulting fees	1,127,206	676,906	450,300
Salaries and wages	886,377	783,263	103,114
Other general and administrative	1,142,466	603,186	260,039
Total operating expenses	3,850,438	2,396,608	1,157,617

Income (loss) from operations	(3,850,438)	(2,396,608)	(1,157,617)

Other income (expense), net
Impairment loss	(10,000)		(10,000)
Interest income (expense), net	5,646	7,564	(1,918)
Total other income (expense), net	(4,354)	7,564	(11,918)

Net income (loss)	$(3,854,792)	$(2,389,044)	$(1,169,535)

Net income (loss) per share, basic and diluted		$(0.56)	$(0.42)

Weighted average number of common shares
outstanding, basic and diluted		4,252,626	2,798,909

See accompanying summary of accounting policies and notes to financial statements

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF STOCKHOLDERS' EQUITY
Period from July 2, 2002 (Inception) to December 31, 2004

				Accumulated
				(Deficit)
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Issuance of common stock in July 2002 to parent company	1,200,000	$1,200	$4,800	$—	$6,000

Exchange of common stock for stock in parent company in October 2002	600,000	600	9,400	—	10,000

Issuance of common stock for cash during private placement from December 7, 2002 to December 27, 2002 at $0.50 per share	380,000	380	189,620	—	190,000

Issuance of common stock for services provided at $1.20 per share	27,000	27	32,373	—	32,400

Issuance of common stock to Board of Directors Members at $1.20 per share (Note 6)	3,000	3	3,597	—	3,600

Net (loss) for the period from July 2, 2002 (inception) to December 31, 2002	—	—	—	(296,213)	(296,213)

Balances, December 31, 2002	2,210,000	2,210	239,790	(296,213)	(54,213)

Issuance of common stock for cash during private placement from January 1 to February 14, 2003 at $0.50 per share	90,000	90	44,910	—	45,000

Issuance of common stock for cash during private placement from March 1 to August 31, 2003 at $1.25 per share	880,800	881	1,100,119	—	1,101,000

Issuance of common stock for cash during private placement from September 30 to December 31, 2003 at $1.665 per share	175,763	176	292,568	—	292,744

Issuance of additional shares of common stock to private placement investors	93,888	94	(94)	—	—

Issuance of common stock for services provided (4,000 shares at $1.20 per share and 36,999 shares at $1.25 per share)	40,999	41	51,007	—	51,048

Exercise of common stock warrants at $1.25 per share	120,000	120	149,880	—	150,000

Issuance of stock options to non-employees for services provided from January 1, 2003 to December 31, 2003 from $0.005 to $1.25 per option	—	—	73,151	—	73,151

Issuance of common stock to Board of Directors Members at $1.25 per share (Notes 4 and 6)	6,000	6	7,494	—	7,500

Issuance of common stock to Advisory Board Members at $1.25 per share (Note 7)	130,120	130	162,520	—	162,650

Net (loss)	—	—	—	(1,169,535)	(1,169,535)

Balances, December 31, 2003	3,747,570	$3,748	$2,121,345	$(1,465,748)	$659,345

Issuance of common stock for cash from January 1 to January 30,2004 at $1.25 per share	40,000	40	49,960	—	50,000

Issuance of common stock for cash during private placement from February 1 to June 30, 2004 at $1.665 per share	360,458	360	600,140	—	600,500

Issuance of common stock for cash during public offering from July 30 to December 31, 2004 at $5.00 per share, net of $185,240 in offering costs	498,596	498	2,307,239	—	2,307,737

Issuance of additional shares of common stock to private placement investors	27,700	28	(28)	—	—

Issuance of additional shares of common stock to public offering investors	45,633	46	(46)	—	—

Issuance of common stock for services provided (4,000 shares at $0.05 per share; 5,000 shares at $1.25 per share; 38,332 shares at $1.65 per share and 97,550 shares at $5.00 per share)	144,882	145	557,301	—	557,446

Exercise of common stock warrants at $1.25 per share	12,000	12	14,988	—	15,000

Issuance of stock options to non-employees for services provided from January 1, 2004 to December 31, 2004 from $0.005 to $5.00 per option	—	—	80,939	—	80,939

Issuance of common stock to Board of Directors Members at $5.00 per share (Notes 4 and 6)	6,000	6	29,994	—	30,000

Net (loss)	—	—	—	(2,389,044)	(2,389,044)

Effects of 1 for 5 reverse stock split	69	—	—	—	—
Balances, December 31, 2004	4,882,908	$4,883	$5,761,832	$(3,854,792)	$1,911,923

See accompanying summary of accounting policies and notes to financial statements

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS

	Cumulative Period from	Year Ended
	July 2, 2002 (Inception) to	December 31,
	December 31, 2004	2004	2003
Cash flows from operating activities:

Net (loss)	$(3,854,792)	$(2,389,044)	$(1,169,535)

Adjustments to reconcile net (loss) to cash provided (used) by operations:
Issuance of common stock and options for services	998,734	668,385	294,349
Depreciation Expense	7,840	5,920	1,920
Impairment loss	10,000	—	10,000

Change in assets and liabilities:
(Increase) in other current assets	(5,423)	(3,323)	(2,100)
(Increase) in deposits	(4,484)	(2,484)	(2,000)
Increase in accounts payable	46,969	39,480	7,489
Increase in accrued expenses	27,745	18,469	9,276
Increase (decrease) in accrued compensation	11,833	(25,770)	37,603

Net cash (used) by operating activities	(2,761,578)	(1,688,367)	(812,998)

Cash flows from investing activities:
Purchases of equipment	(38,561)	(11,556)	(27,005)

Net cash (used) by investing activiites	(38,561)	(11,556)	(27,005)

Cash flows from financing activities:
(Decrease) in due to parent company	—	(17,884)	(186,483)
Proceeds from issuance of common stock	4,710,981	3,002,237	1,518,744
Proceeds from initial investment by parent company	6,000	—	—

Net cash provided by financing activities	4,716,981	2,984,353	1,332,261

Net increase in cash	1,916,842	1,284,430	492,258

Cash, beginning of period	—	632,412	140,154

Cash, end of period	$1,916,842	$1,916,842	$632,412

Supplemental disclosure of non-cash investing and financing activities:

Interest paid	$2,242	$324	$1,918

See accompanying summary of accounting policies and notes to financial statements

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of the Business and Summary of Significant Accounting Policies

Description of the Business

Aero Grow International, Inc. ("the Company") was incorporated in the State of Nevada on March 25, 2002 and initiated operations on July 2, 2002.

The Company was organized for the purpose of research, development, manufacturing and marketing of indoor, turnkey "plug and grow" Aero Grow "Kitchen garden" systems designed and priced for the consumer market worldwide.

For the period July 2, 2002 (Inception) to December 31, 2004, the Company has been in the development stage. The Company's activities since inception have consisted of developing the business plan, raising capital, product and market research, and designing, developing and manufacturing working prototypes of the Aero Grow appliance called the Aero Grow "Kitchen garden." The Company to date has raised $4,710,981 and recorded subscriptions receivable of $41,000 for shares sold through private placements and a Colorado public offering as of December 31, 2004; however, it has experienced operating losses since inception and has an accumulated deficit of $3,854,792 at December 31, 2004. Subsequent to December 31, 2004, the Company plans to continue its fundraising efforts with a secondary public offering to secure additional capital from other investors. The Company is in negotiations with two Chinese contract manufacturers with the intention of launching the product for sale during the third and fourth quarters of 2005. However, there can be no assurance that the financing offering will be successful. The Company believes these actions, if successful, will enable it to develop its products and generate revenues to the level necessary to create positive cash flow from operations.

Significant Accounting Policies

Reclassifications
Certain prior year amounts have been reclassified to conform to current year presentation. The accompanying financial statements have been adjusted from previously filed financial statements to reflect the effects of the exchange transaction in October 2002 as described more fully in note 4.

Cash and cash equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Property and equipment
Property and equipment are stated at cost. Depreciation for financial accounting purposes is computed using the straight-line method over the estimated lives of the respective assets. Office equipment and computer hardware are depreciated over 5 years. The Company has purchased and built its own manufacturing equipment and tools. The equipment is being amortized over a period of seven years commencing July 1, 2003. Direct internal labor incurred in the manufacturing of the equipment totaling $6,240 has been capitalized. The Company does not capitalize any overhead or other administrative costs in conjunction with the manufacturing of equipment.

Property and equipment consist of the following as of December 31:

	2004	2003

Manufacturing equipment and tools	$11,772	$11,772
Computer hardware	17,575	9,502
Office equipment	9,214	5,731
	38,561	27,005
Less: accumulated depreciation	(7,840)	(1,920)
Property and equipment, net	$30,721	$25,085

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Significant Accounting Policies (continued)

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk and Financial Instruments
Statement of Financial Accounting Standards ("SFAS") No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk", requires disclosure of significant concentrations of credit risk regardless of the degree of such risk. Financial instruments with significant credit risk include cash. The amount on deposit with a financial institution does exceed the $100,000 federally insured limit at December 31, 2004 and December 31, 2003. However, management believes that the financial institution is financially sound and the risk of loss is minimal.

Financial instruments consist of cash and cash equivalents, subscriptions receivable and accounts payable. The carrying values of all financial instruments approximate fair value.

Product Development Costs
The costs incurred to develop products to be sold or otherwise marketed are currently charged to expense. When a product is ready for general release, its capitalized costs will be amortized using the straight-line method of amortization over a reasonable period. During the years ended December 31, 2004 and December 31, 2003, no product development costs have been capitalized.

Stock Based Compensation
The Company accounts for its stock-based compensation using Accounting Principles Board Opinion No. 25 ("APB No. 25"). Under APB 25, compensation expense is recognized for stock options with an exercise price that is less than the market price on the grant date of the option. For stock options with exercise prices at or above the market value of the stock on the grant date, the Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). The Company has adopted the disclosure-only provisions of SFAS 123 for the stock options granted to the employees and directors of the Company. Accordingly, no compensation cost has been recognized for these options. As of December 31, 2004 and since inception, 194,937 options have been issued to employees or directors of the Company and 3,043 options have expired.

If the Company had used the fair value based method of accounting for its stock option plan, as prescribed by SFAS 123, compensation cost included in the net (loss) for the years ended December 31, 2004 and December 31, 2003, would have increased by $96,294 and $4,152, respectively, resulting in proforma net losses of ($2,485,338) and ($1,163,687), respectively.

For purposes of calculating fair value under SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield, expected volatility rate of 131.73%; risk free interest rate of 5%; and average lives of 4 years.

Income taxes
The Company accounts for deferred income taxes in accordance with the liability method as required by Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"), Deferred income taxes are recognized for the tax consequences in future years for differences between the tax basis of assets and liabilities and their financial reporting amounts at the end of each period, based on enacted laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Any liability for actual taxes to taxing authorities is recorded as income tax liability.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Significant Accounting Policies (continued)

Comprehensive Income
Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" requires the presentation and disclosure of all changes in equity from non-owner sources as "Comprehensive Income". The Company had no items of comprehensive income in the years ended December 31, 2004 or December 31, 2003.

Segments Of An Enterprise And Related Information
Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") replaces the industry segment approach under previously issued pronouncements with the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas and major customers. At present, the Company only operates in one segment.

New Accounting Pronouncements
In December 2002, the FASB approved Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" (SFAS No. 148). SFAS No. 148 amends Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123) to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based compensation using the methods detailed in the stock-based compensation accounting policy.

In April 2003, the FASB approved SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 is not expected to apply to the Company's current or planned activities.

In June 2003, the FASB approved SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS No. 150). SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is not expected to have an effect on the Company's financial position.

In November 2004, the FASB issued FASB Statement No. 151, which revised ARB No. 43, relating to inventory costs. This revision is to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). This Statement requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date this Statement is issued. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

In December 2004, the FASB issued FASB Statement No. 153. This Statement addresses the measurement of exchanges of non-monetary assets. The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Significant Accounting Policies (continued)

substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges incurred during fiscal years beginning after the date of this Statement is issued. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

In December 2004, the FASB issued a revision to FASB Statement 123, Accounting for Stock Based Compensation. This Statement supercedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees, or in Connection with Selling Goods or Services." This Statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, Employees' Accounting for Employee Stock Ownership Plans.

A public entity will initially measure the cost of employee services received in exchange for an award of liability instruments based on its current fair value; the fair value of that award will be re-measured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation cost over that period.

The grant-date fair value of employee share options and similar instruments will be estimated using the option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available).

Excess tax benefits, as defined by this Statement, will be recognized as an addition to paid-in-capital. Cash retained as a result of those excess tax benefits will be presented in the statement of cash flows as financing cash inflows. The write-off of deferred tax assets relating to unrealized tax benefits associated with recognized compensation cost will be recognized as income tax expense unless there are excess tax benefits from previous awards remaining in paid-in capital to which it can be offset.

The notes to the financial statements will disclose information to assist users of financial information to understand the nature of share-based payment transactions and the effects of those transactions on the financial statements.

The effective date for public entities that do not file as small business issuers will be as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. For public entities that file as small business issuers and nonpublic entities the effective date will be as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. Management intends to comply with this Statement at the scheduled effective date for the relevant financial statements of the Company.

Note 2 - Income Taxes

The Company did not record any provision for federal and state income taxes for the years ended December 31, 2004 and December 31, 2003. Variations from the federal statutory rate are as follows:

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 2-Income Taxes (continued)

	Cumulative Period from	Years Ended
	July 2, 2002 (Inception) to	December 31,
	December 31, 2004	2004	2003

Expected income tax benefit at the statutory rate of 33%	$1,272,833	$794,910	$377,863

Net operating loss carryforward	(1,272,833)	(794,910)	(377,863)

Net tax expense	$—	$—	$—

Deferred income tax assets result from federal and state operating loss carryforwards in the amounts of $2,332,052 and $1,109,442 for the years ended December 31, 2004 and December 31, 2003, respectively. Other deferred tax assets are presented due to timing differences related to deductions for non-cash compensation and to other temporary differences in the amounts of $19,345 and $44,603 at December 31, 2004 and December 31, 2003, respectively. The loss carry forwards expire in 2024 and 2023, respectively.

Net deferred tax assets consist of the following as of December 31:

	2004	2003
Tax effect of net operating loss carryforwards	$1,270,820	$477,923
Tax effect of timing differences related to compensation expense	6,577	15,165
Tax effect of other temporary differences	2,013	653
Less valuation allowance	(1,279,410)	(493,741)

Net deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some or all of the deferred tax asset will not be realized. The Company believes that sufficient uncertainty exists regarding the realizability of the deferred tax assets such that valuation allowances equal to the entire balance of the deferred tax assets are necessary.

Note 3 - Stock Options

In 2003, the Company's Board of Directors approved a Stock Option Plan (the Plan) pursuant to which nonqualified stock options are reserved for issuance to eligible employees, consultants and directors of the Company. The Plan is administered by the Board of Directors, which has the authority to select the individuals to whom awards are to be granted, the number of shares of common stock to be covered by each award, the vesting schedule of stock options, and all other terms and conditions of each award.

The Company has granted nonqualified stock options to purchase shares of common stock to certain employees at exercise prices ranging from $.05 to $5.00 per share.

The Company has adopted the disclosure only provisions of Statement of Financial accounting Standards No. 123 "Accounting for Stock-Based compensation" ("SFAS No. 123"). Accordingly, the Company continues to account for options using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 ("APB No. 25").

A summary of activity in the Plan is as follows:

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 3 - Stock Options (continued)

	Cumulative Period from
	July 2, 2002 (Inception) to		Year Ended		Year Ended
	December 31, 2004		December 31, 2004		December 31, 2003
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price	Options	Price
Outstanding at the beginning of the period	—	$—	4,737	$2.00	—	$—
Granted during the period	38,994	2.85	34,257	2.95	4,737	2.00
Exercised during the period	—	—	—	—	—	—
Outstanding at the end of the period	38,994	$2.85	38,994	$2.85	4,737	$2.00

Exercisable at end of period	38,994	$2.85	38,994	$2.85	4,737	$2.00

As of December 31, 2003, outstanding options had weighted average contractual lives remaining of approximately five years with an exercise price of $2.00 per share. Of those options outstanding at December 31, 2003, all are fully vested. As of December 31, 2004, outstanding options have weighted average contractual lives remaining of approximately four years with an exercise price of $2.85 per share. Of those options outstanding at December 31, 2004, all are fully vested.

The Company did not grant any employee stock options in 2002.

In addition to stock options granted to employees, the Company granted options to purchase common stock to certain consultants in exchange for services provided. The compensation cost of these options, measured by the fair value of the options provided in lieu of cash, has been included in general and administrative expense. The assumptions utilized to value employee options in accordance with the disclosure requirements of SFAS No. 123 were also used to value the options issued to the consultants. For the years ended December 31, 2004 and December 31, 2003, the Company has recognized consulting expense related to the non-employee options of $80,939 and $73,151, respectively.

Following is a reconciliation of transactions during the period for options granted to consultants:

	Cumulative Period from
	July 2, 2002 (Inception) to		Year Ended		Year Ended
	December 31, 2004		December 31, 2004		December 31, 2003
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price	Options	Price
Outstanding at the beginning of the period	—	$—	101,825	$1.00	—	$—
Granted during the period	145,335	1.10	43,510	1.45	101,825	1.00
Exercised during the period	—	—	—	—	—	—
Outstanding at the end of the period	145,335	$1.10	145,335	$1.10	101,825	$1.00

Exercisable at end of period	145,335	$1.10	145,335	$1.10	101,825	$1.00

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 3 - Stock Options (continued)

As of December 31, 2003, outstanding non-employee options have a weighted average contractual life remaining of approximately five years with an average exercise price of $1.00 per share. Of those options outstanding at December 31, 2003, all are fully vested. As of December 31, 2004, outstanding non-employee options have a weighted average contractual life remaining of approximately four years with an average exercise price of $1.10 per share. Of those options outstanding at December 31, 2004, all are fully vested.

Note 4 - Related Party Transactions

During the years ended December 31, 2004 and 2003, the Company retained one member of their board as a consultant who was granted common stock and fees for services provided totaling $46,723 and $67,955, respectively. During the year ended December 31, 2004, the Company paid legal fees to a director in the amount of $24,000 and issued common stock for services provided valued at $83,250. During the year ended December 31, 2003, the Company paid legal fees to a director in the amount of $25,000 and issued common stock for services provided valued at $10,800. The Company also issued common stock to its Board of Directors for services provided valued at $30,000 and $7,500 for the years ended December 31, 2004 and 2003, respectively.

On December 31, 2004, Mentor Capital Consultants, Inc., former parent of the Company, made a pro rata distribution to its shareholders of all 1,200,000 shares of common stock it held in the Company.

The Company leased their office space during the year ended December 31, 2004 from a landlord who is a minority shareholder. The Company paid rent to the shareholders in the amount of $31,293 and issued common stock for rent provided valued at $52,838. During the year ended December 31, 2003, the Company paid rent to one of the shareholders in the amount of $4,500 and issued common stock for rent provided valued at $3,038. During 2004, the Company leased certain laboratory space from an employee. Rent expense paid to the employee totaled $5,200 for the year ended December 31, 2004.

The Company is renting office furniture, office equipment, and computers from its former parent, Mentor Capital Consultants, Inc., at the rate of $2,500 per month. For each of the years ended December 31, 2004 and 2003, the Company paid $30,000 to rent the equipment.

On October 15, 2002, Mentor Capital Consultants, Inc.'s principal shareholder and chief executive officer exchanged 1 million of his outstanding shares in Mentor Capital for 3 million common shares of the Company. In September 2003, Mentor Capital became an inactive corporation and Aero Grow impaired its' investment in Mentor Capital's stock resulting in a $10,000 loss. Due to this fact, the Company's stock holdings in Mentor Capital was cancelled and it no longer held its reciprocal stockholding in its former parent.

Note 5 - Operating Leases

The Company leases certain facilities and office space under non-cancelable operating lease agreements. Rent expense for the years ended December 31, 2004 and 2003, was approximately $91,741 and $52,197, respectively. This includes the fair value of 15,531 shares and 2,250 shares of common stock granted to the landlords for the years ended December 31, 2004 and 2003, respectively.

One of the Company's operating leases ended December 31, 2004. The Company is currently in negotiations for a new operating lease and is on a month-to-month basis. Future minimum rental commitments for another operating lease totals $12,000 for the year ending December 31, 2005.

Note 6 - Shareholders' Equity

During the period from December 1, 2002 to December 31, 2002, the Company issued a private placement memorandum for the purpose of raising capital for administrative costs, research and development, and for the

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 6 - Shareholders' Equity (continued)

establishment of a cash reserve. Pursuant to the private placement, the Company sold 380,000 shares at $0.50 per share.

The Company issued 3,000 shares and 27,000 shares valued at $1.20 per share to its Board of Directors and consultants for marketing, administrative, financial, and research and development services provided in the period from July 2, 2002 (Inception) to December 31, 2002, respectively. In conjunction with the private placement offering, certain investors who purchased a minimum of $25,000 of common shares were provided warrants to purchase additional shares of common stock at $1.25 per share. As of December 31, 2002 a total of 140,000 warrants were issued and outstanding,

During the years ended December 31, 2004 and 2003, the Company continued its private placement offering initiated in 2002 and issued common stock to new investors at $0.50 per share for 90,000 shares, and at $1.25 per share for 880,800 shares. On August 1, 2003, the Company initiated a new private placement offering, and issued common stock to new investors at $1.665 per share for 175,763 shares. During the year ended December 31, 2004, an additional 360,458 shares were issued at $1.665 per share. In conjunction with the continuing and new private placement offerings, certain investors who purchased minimum amounts of common shares were provided with additional bonus shares of stock. If investors contributed a minimum of $15,000 to the Company, they were awarded 10% bonus stock award. In total, 27,700 and 81,888 shares were issued as bonus shares for the years ended December 31, 2004 and 2003, respectively.

As of December 31, 2003, in conjunction with the private placement offerings, certain investors who purchased a minimum of $25,000 of common shares were provided warrants to purchase additional shares of common stock. 20,000 warrants were issued at $1.25 per share, 324,098 warrants were issued at $2.50 per share and 30,000 warrants were issued at $5.00 per share. A total of 374,098 warrants have been issued in conjunction with the private placement offerings during 2003. A total of 120,000 warrants have been exercised at $1.25 per share and a total of 12,000 warrants have been exercised at $1.25 per share as of December 31, 2003 and December 31, 2004, respectively. Certain investors who exercised minimum amounts of their warrants were provided with bonus shares of stock. If investors contributed a minimum of $25,000 to the Company, they were awarded a 10% bonus stock award. For the year ended December 31, 2003, 12,000 shares were issued as bonus shares.

The Company also issued common stock to its Board of Directors for services provided valued at $30,000 and $7,500 for the years ended December 31, 2004 and 2003, respectively.

As of December 31, 2004, in conjunction with the private placement offerings, certain investors who purchased a minimum of $25,000 of common shares were provided warrants to purchase additional shares of common stock. 162,000 warrants were issued at $2.50 per share. 28,000 warrants have expired and a total of 516,098 remain outstanding. The warrants are exercisable over a period not to exceed two years commencing immediately at the time of issuance.

During the year ended December 31, 2004, the Company issued a total of 144,882 shares to landlords and consultants. 5,000 shares were issued at $1.25, 36,332 shares at $1.665, and 103,550 shares at $5.00 for legal, IT, marketing, administrative, and research and development services provided. During the year ended December 31, 2003, the Company issued 40,999 shares at $1.25 per share to a landlord and consultants for marketing, administrative, financial, and research and development services provided. These shares were priced based on the fair value at which shares were being issued, based on private placement offerings, at the time services were rendered.

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 6 - Shareholders' Equity (continued)

On July 1, 2004, the Company was approved for an initial public offering in the State of Colorado, and issued common stock to new investors at $5.00 per share for 498,596 shares. In conjunction with the Colorado public offering, certain investors who purchased minimum amounts of common shares were provided with additional bonus shares of stock. If investors contributed a minimum of $15,000 to the Company, they were awarded 10% bonus stock award. In total, 45,633 shares were issued as bonus shares for the year ended December 31, 2004. Also, in conjunction with the public offering, certain investors who purchased a minimum of $25,000 of common shares were provided two warrants to purchase additional shares of common stock. One warrant is exercisable to purchase a share of common stock at the price of $10.00 per share and the other warrant is exercisable at $15.00 per share. In total, 390,880 warrants were issued at the exercise price of $10.00 and the same total were issued at the exercise price of $15.00 in conjunction with the public offering for year ended December 31, 2004. None of the warrants were exercised during 2004.

As of December 31, 2004, the Company has recorded subscriptions receivable of $41,000 for shares sold. All of this amount has subsequently been collected in cash.

The Company's Articles of Incorporation authorize the issuance of 20,000,000 shares of preferred stock with $.001 par value. The preferred stock may be issued from time to time with such designation, rights, preferences and limitations as the Board of Directors may determine by resolution. As of December 31, 2004, no shares of preferred stock have been issued.

Note 7 - Exchange Options

On April 12, 2003, the Board of Directors of Aero Grow offered the option to each of the Advisory Board Members of the Company to exchange from 25,000 to 33,333 of each person's shares of Mentor Capital Consultants, Inc. for 15,000 to 20,000 shares (3 to 1 ratio) of Aero Grow International, Inc.  This option was offered to the Aero Grow Advisory Board Members as compensation for their first year of service on the Advisory Board, as well as acknowledgement for their consulting services for the Company.

As of August 1, 2003, all members of Aero Grow's Advisory Board had exercised their options exchanging 216,865 shares of Mentor Capital for 130,120 shares of Aero Grow. For the year ended December 31, 2003, the Company recognized $162,650 in compensation and consulting expense equal to the fair value of the shares received by the Advisory Board. The fair value of the shares was determined based on the sales price of other stock transactions in the private market just prior to the exchange.

Note 8 - Subsequent Event

On January 31, 2005, the State of Nevada approved the Board of Director's amendment to the articles of incorporation which increased the authorized shares of the Company's common stock from 40,000,000 shares to 75,000,000 shares.

On May 31, 2005, the Company's Board of Directors approved a one-for-five reverse stock split of all outstanding shares. The historical share and per share amounts included in the accompanying financial statement have been retroactively adjusted to reflect the split.

[THIS PAGE LEFT INTENTIONALLY BLANK]

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED BALANCE SHEET
JUNE 30, 2005

ASSETS

Current assets
Cash	$830,377
Subscriptions receivable	—
Prepaid expenses	11,327
Total current assets	841,704

Property and equipment
Property and equipment	91,176
Less accumulated depreciation	(13,575)
Property and equipment, net	77,601

Debt issuance costs	25,453
Deposits	4,684

Total assets	$949,442

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$65,474
Accrued expenses	113,505
Accrued compensation	4,731
Convertible promissory note payable (Note 2)	250,000
Total current liabilities	433,710

Stockholders' equity (Note 3)
Preferred stock, $.001 par value, 20,000,000 shares
authorized, none issued and outstanding	—
Common stock, $.001 par value, 75,000,000 shares
authorized, 4,989,344 shares issued and
outstanding	4,989
Additional paid-in capital	6,261,264
(Deficit) accumulated during the development stage	(5,750,521)

Total stockholders' equity	515,732

Total liabilities and stockholders' equity	$949,442

See accompanying notes to condensed financial statements

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED STATEMENTS OF OPERATIONS

	Cumulative Period from
	July 2, 2002 (Inception) to	Six Months Ended June 30
	June 30, 2005	2005	2004

Revenue
Product sales	—	—	—

Operating expenses
Cost of sales	—	—	—
Research and development	967,007	272,618	176,406
Professional consulting fees	1,839,563	712,357	160,673
Salaries and wages	1,453,058	566,681	299,368
General and administrative	1,500,912	358,446	199,096
Total operating expenses	5,760,540	1,910,102	835,543

Income (loss) from operations	(5,760,540)	(1,910,102)	(835,543)

Other income (expense), net
Impairment loss	(10,000)	—	—
Interest income (expense), net	20,019	14,373	4,498
Total other income (expense), net	10,019	14,373	4,498

Net income (loss)	$(5,750,521)	$(1,895,729)	$(831,045)

Net income (loss) per share, basic and diluted		$(0.39)	$(0.21)

Weighted average number of common shares
outstanding, basic and diluted		4,920,860	4,022,557

See accompanying notes to condensed financial statements

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY

Period from January 1, 2005 to June 30, 2005

	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Balances forward, January 1, 2005	4,882,908	$4,883	$5,761,832	$(3,854,792)	$1,911,923

Exercise of common stock warrants at $2.50 per share	20,000	20	49,980	—	50,000

Issuance of common stock for services provided at $5.00 per share	86,436	86	432,070	—	432,156

Issuance of stock options to non-employees for services provided	—	—	17,382	—	17,382

Net (loss)	—	—	—	(1,895,729)	(1,895,729)

Balances, June 30, 2005	4,989,344	$4,989	$6,261,264	$(5,750,521)	$515,732

See accompanying notes to condensed financial statements

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED STATEMENTS OF CASH FLOWS

	Cumulative Period from
	July 2, 2002 (Inception) to	Six Months Ended June 30
	June 30, 2005	2005	2004
Cash flows from operating activities:

Net (loss)	$(5,750,521)	$(1,895,729)	$(831,045)

Adjustments to reconcile net (loss) to cash provided (used) by operations:
Depreciation	13,575	5,735	2,553
Issuance of common stock and options for services	1,448,272	449,538	92,518
Impairment loss on investment in parent	10,000	—	—

Change in assets and liabilities:
(Increase) in other current assets	(11,327)	(5,904)	(1,621)
(Increase) in deposits	(4,684)	(200)	(1,984)
Increase in accounts payable	65,474	18,505	18,789
Increase in accrued expenses	113,505	85,760	3,215
Increase (decrease) in accrued compensation	4,731	(7,102)	(5,364)

Net cash (used) by operating activities	$(4,110,975)	$(1,349,397)	$(722,939)

Cash flows from investing activities:
Purchases of property and equipment	(91,176)	(52,615)	(5,219)

Net cash (used) by investing activities	(91,176)	(52,615)	(5,219)

Cash flows from financing activities:
Proceeds from issuance of common stock	4,801,981	91,000	648,382
Proceeds from debt offering	250,000	250,000	—
(Increase) in loan Issuance Costs	(25,453)	(25,453)	—
(Decrease) in due to parent company	—	—	(7,207)
Proceeds from initial investment by parent company	6,000	—	—

Net cash provided (used) by financing activities	5,032,528	315,547	641,175

Net increase (decrease) in cash	$830,377	$(1,086,465)	$(86,983)

Cash, beginning of period	—	1,916,842	632,412

Cash, end of period	$830,377	$830,377	$545,429

Supplemental disclosure of non-cash investing and financing activities:

Interest paid	$2,242	$—	$324

See accompanying summary of accounting policies and notes to financial statements

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of the Business and Summary of Significant Accounting Policies

Description of the Business

AeroGrow International, Inc. ("the Company") was incorporated in the State of Nevada on March 25, 2002 and initiated operations on July 2, 2002.

The Company was organized for the purpose of research, development, manufacturing and marketing of indoor, turnkey "plug and grow" AeroGrow "Kitchen garden" systems designed and priced for the consumer market worldwide.

For the period July 2, 2002 (Inception) to September 30, 2005, the Company has been in the development stage. The Company's activities since inception have consisted of developing the business plan, raising capital, product and market research, and designing, developing and manufacturing working prototypes of the AeroGrow appliance called the AeroGrow "Kitchen garden." The Company to date has raised $4,802,181 for shares sold through private placements and a Colorado public offering as of December 31, 2004 and Keating Securities, LLC has raised $3,000,000 for the Company through a private convertible note offering from June 6, 2005 thru September 30, 2005. However, the Company has experienced operating losses since inception and has an accumulated deficit of $5,750,521 at June 30, 2005. Subsequent to September 30, 2005, the Company plans to continue its fundraising efforts thru an initial public offering to secure additional capital from other investors. The Company has signed a manufacturing agreement with a Chinese contract manufacturer with the intention of launching the product for sale during the first half of 2006. However, there can be no assurance that the initial public offering will be successful. The Company believes these actions, if successful, will enable it to develop its products and generate revenues to the level necessary to create positive cash flow from operations.

Basis of Presentation
The accompanying unaudited financial statements of AeroGrow International, Inc. (the "Company") were prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial condition for the periods presented have been included. Such adjustments are of a normal recurring nature. The results of operations for the six-month period ended June 30, 2005 are not necessarily indicative of the results of operations that can be expected for the fiscal year ending December 31, 2005. For further information, refer to the Company's audited financial statements and footnotes thereto included elsewhere in this prospectus.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Convertible Promissory Note

On May 27, 2005, the Company entered into an exclusive Placement Agreement with Keating Securities, LLC to raise up to $3,000,000 through a private placement offering consisting of up to 300 Units at an offering price of $10,000 per Unit. Each Unit is comprised of a 10% Unsecured Convertible Promissory Note in the principal amount of $10,000 and 2,000 five-year warrants, each warrant providing for the purchase of one share of the

AERO GROW INTERNATIONAL, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

Note 2 - Convertible Promissory Note (continued)

Company's common stock at the exercise price of $5.01 per share. As of the six-month period ended June 30, 2005, Keating Securities, LLC has raised $250,000. The Notes are due and payable on June 30, 2006.

Note 3 - Shareholders' Equity

During the six-month period ended June 30, 2005, 20,000 warrants were exercised at $2.50 per share. During the same period, the Company issued a total of 86,436 shares at a $5.00 per share to landlords, consultants and employees for IT, marketing, administrative, financial, and research and development services provided. The fair value of these shares was determined based on sales of other stock transactions in the private market just prior to the services being provided.

The Company's Articles of Incorporation authorize the issuance of 20,000,000 shares of preferred stock with $.001 par value. The preferred stock may be issued from time to time with such designation, rights, preferences and limitations as the Board of Directors may determine by resolution. As of June 30, 2005, no shares of preferred stock have been issued.

Note 4 - Related Party Transactions

During the six-month period ended June 30, 2005, the Company retained one member of their board as a consultant who was granted stock options, common stock and fees for services provided totaling $96,502. For the six-month period ended June 30, 2005, a director of the Company, who is a partner in the law firm of Kranitz & Philipp, was paid legal fees of $12,000.

The Company leased their office space during the six-month period ended June 30, 2005 from one shareholder. The Company paid rent to the shareholder in the amount of $15,204 and issued common stock for rent provided valued at $38,016.

The Company rented office furniture, office equipment and computers from its former parent, Mentor Capital Consultants, Inc., for the first five months of 2005 at $2,500 per month or $12,500. On May 31, 2005, the Company acquired these fixed assets for their net book value of $33,901.

Note 5 - Subsequent Events

On July 27, 2005, the State of Nevada approved the Board of Director's amendment to the articles of incorporation which allowed for a one-for-five reverse split of the Company's outstanding common stock with one share of common stock to be issued for every five shares of common stock held by shareholders of record on May 31, 2005.

On September 2, 2005, the Board of Directors extended the date of exercise of all warrants that have expired or will expire during 2005, through December 2005.

On September 13, 2005, the Company closed a 300 unit private offering. Each unit consisted of a 10% convertible Note in the principal amount of $10,000 and Warrants to purchase 2,000 shares of common stock. The Company received net proceeds of $2,591,554 after $408,446 of debt issuance costs were paid. The debt issuance costs will be amortized to interest expense over the initial term of the debt. The Notes are due and payable on June 30, 2006.

On September 30, 2005, the Company entered into a manufacturing agreement with Source Plus, Inc. and Mingkeda Industries Co. Ltd. Source Plus advanced $155,000 to Mingkeda for tooling and molds to build our products. To reimburse Source Plus for its advance to Mingkeda, we issued 62,000 shares of our common stock to Source Plus in October 2005 with an estimated market value of $5.00 per share. We recorded a $310,000 asset for tooling which we will depreciate over a period of three years to reflect the estimated useful life of the tooling. If this offering is not completed on or before June 1, 2006, Source Plus may require us to repay the $155,000 in exchange for its return of our stock. If the market value of our common stock issued to Source Plus is less than $155,000 one year after the closing of this offering, then we have agreed to pay such difference to Source Plus in cash within sixty days following the one year date, plus interest at 5% per annum. Further, in return for a $0.50 per unit price concession from Mingkeda for products we have purchased, we issued 10,000 shares of our common stock to Mingkeda in October 2005 with an estimated market value of $5.00 per share. We have also agreed to pay to Source Plus a commission of 2% of the total purchases of the product with such payments to be made using the same proportions as our payments to Mingkeda.

[inside back cover]

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the shares of our common stock.

[outside back cover]

__________ shares of common stock
and
_________ Class A warrants to purchase
One share of common stock

Aero Grow International, Inc.

_____________

PROSPECTUS
_______________________

Until ________________ (90 days after the commencement of this offering), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[Alternate Pages for Selling Security Holders Prospectus]

Preliminary Prospectus (Subject to Completion) Dated _____________, 2005

AERO GROW INTERNATIONAL, INC.
1,950,000 shares of common stock

This prospectus relates to 1,950,000 shares of common stock of Aero Grow International, Inc., which are being offered for sale by certain selling security holders. Of this amount, 600,000 shares are issuable on the exercise of our redeemable 2005 warrants assuming an exercise price of $5.00 per share, 750,000 shares are issuable on the conversion of our convertible notes assuming a conversion price of $4.00 per share and 600,000 shares are issuable on the exercise of our conversion warrants. These securities are described at "Description of Securities" beginning on page 51 of this prospectus. The selling security holders purchased their redeemable 2005 warrants and convertible notes in July, August and September 2005. They will receive their conversion warrants on conversion of the convertible notes.

We will not receive any of the proceeds from the sales of the common stock by the selling security holders. The common stock may be offered from time to time by the selling security holders, their pledgees or their donees after the effective date of this registration statement through ordinary brokerage transactions in the over-the-counter market or exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The selling security holders will not be selling until after 180 days following the effectiveness of our initial public offering pursuant to a lock-up agreement and our common stock is trading on the AMEX.

No underwriting arrangements have been entered into by the selling security holders. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders, their pledgees or their donees in connection with sale of the selling security holders' common stock.

Investing in our securities involves substantial risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _______________, 2005

The Offering

The selling security holders named in this prospectus are offering 1,950,000 shares of common stock for resale.

PLAN OF DISTRIBUTION

Each selling security holder of the common stock offered for sale hereunder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the AMEX or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

•	an exchange distribution in accordance with the rules of the applicable exchange,

•	privately negotiated transactions,

•	settlement of short sales entered into after the date of this prospectus,

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share,

•	a combination of any such methods of sale,

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, or

•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling security holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling security holder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

The selling security holders will be required to agree, prior to any sales, not to effect any offers or sales of our securities in any manner other than as specified in this prospectus and have agreed not to purchase or induce others to purchase any of our securities in violation of any applicable state and federal securities laws, rules and regulations and the rules and regulations governing the Nasdaq Capital Market.

We have agreed with the selling security holders that we will prepare and file this registration statement and such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the 1933 Act to keep it effective until the date as of which the selling security holders have sold all of the 1,950,000 shares of common stock offered by this prospectus.

The selling security holders will pay selling expenses associated with the sale of the 1,950,000 shares of common stock offered, such as commissions or discounts payable to the underwriters for the sale of the common stock. We are paying, on behalf of the selling security holders, and without any reimbursement to us, all expenses of registration for resale of the 1,950,000 shares of common stock being offered by the selling security holders, including all expenses of our legal counsel and all expenses we may pay to qualify the common stock for registration in states where the common stock is offered or sold.

Other than Ms. Jo Pihl, no selling security holder is a broker-dealer or a statutory underwriter.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock registered on behalf of the selling security holders. We will receive the exercise price from the exercise of the redeemable 2005 warrants and the conversion warrants.

SELLING SECURITY HOLDERS

In July, August and September 2005 we issued and sold $3,000,000 in aggregate principal amount of our convertible notes to accredited investors in our 2005 debt offering which we believe was exempt from the registration requirements of the federal securities laws. These notes are convertible into 750,000 shares of our common stock assuming a conversion price of $4.00 per share. Purchasers also received redeemable 2005 warrants to purchase an aggregate 600,000 shares of common stock exercisable at $_____________. Upon conversion of the convertible notes, purchasers will also receive conversion warrants to purchase an aggregate 600,000 shares of common stock exercisable at $_____________.

The following table presents certain information known to us as of September 30, 2005, relating to the ownership of our convertible notes and common stock by the people who are selling common stock pursuant to this offering. During the past three years, none of the selling security holders held any position or office with us. Beneficial ownership of the common stock by such selling security holders, which term includes their transferees, pledgees, donees and successors, after the offering will depend on the number of shares of common stock sold by each selling security holder. The common stock offered by the selling security holders is not being underwritten by the underwriter of our initial public offering.

For purposes of the following table, the number of shares and percentage ownership of outstanding common stock that the named selling security holders owns and may resell by this prospectus includes common stock that the named selling security holder has the right to acquire:

•	pursuant to the conversion of the convertible notes,

•	pursuant to the exercise of the redeemable 2005 warrants, and

•	pursuant to the exercise of the conversion warrants which will be issued on the conversion of the convertible notes.

	Amount of Convertible Notes		Beneficial Ownership of Common Stock Before Offering		Beneficial Ownership of Common Stock After
Name of Selling Security Holder	$	Percentage	Number	Percentage(1)	Offering
Joe Aaseby	$30,000	1.0%	19,500	*	0
Michael Barish	150,000	5.0%	97,500	1.2%	0
Kent and Sherry Boehm	50,000	1.7%	32,500	*	0
John Botti	60,000	2.0%	39,000	*	0
Michael L. Conn	30,000	1.0%	19,500	*	0
Joseph Coors, Jr.	50,000	1.7%	32,500	*	0
Carlos De La Rosa	30,000	1.0%	19,500	*	0
John Dexter	30,000	1.0%	19,500	*	0
Rhys Duggan	50,000	1.7%	32,500	*	0

Gary L. and Suzanne J. Eickert	30,000	1.0%	19,500	*	0
Gregory Erigero	40,000	1.3%	26,000	*	0
Philip Frasier	30,000	1.0%	19,500	*	0
Freedom Ride, LLC(2)	40,000	1.3%	13,000	*	0
Robert Frisch	30,000	1.0%	19,500	*	0
Gibson Living Trust(3)	30,000	1.0%	19,500	*	0
Gregory and Gail Hoag	30,000	1.0%	19,500	*	0
Stephen Hollis	30,000	1.0%	19,500	*	0
Richard Hopper	30,000	1.0%	19,500	*	0
Greg Hornecker	30,000	1.0%	19,500	*	0
Lee A. Houk	50,000	1.7%	32,500	*	0
Andrew and Shelly Iseman	30,000	1.0%	19,500	*	0
Sara Jaro	50,000	1.7%	32,500	*	0
Leah Kaplan and Len Samuels	50,000	1.7%	32,500	*	0
Dianne Lathrop Law and Deborah A. Lathrop	60,000	2.0%	39,000	*	0
Jerry Lauffenburger	200,000	6.7%	130,000	1.5%	0
Dave Manovich	100,000	3.3%	65,000	*	0
Yolanda Manske	30,000	1.0%	19,500	*	0
Curtis Morgan	70,000	2.3%	45,500	*	0
Judith Orloff	20,000	0.7%	13,000	*	0
John Ostrander	80,000	2.7%	52,000	*	0
Daniel and Patrice Perkins	30,000	1.0%	19,500	*	0
Pershing LLC as custodian FBO Joseph Coors, Jr.(4)	50,000	1.7%	32,500	*	0
Jerry Peterson IRA(5)	100,000	3.3%	65,000	*	0
Rick & Claudia Petry Living Trust(6)	50,000	1.7%	32,500	*	0
Alan and Karen Pettit	60,000	2.0%	39,000	*	0
Jo Pihl(7)	30,000	1.0%	19,500	*	0
John Pogge	50,000	1.7%	32,500	*	0
David and Lisa Potter	30,000	1.0%	19,500	*	0
Race Place Investment Co., LLC(8)	50,000	1.7%	32,500	*	0
Gaeten A. Riopel	200,000	6.7%	130,000	1.5%	0
Jon and Miriam Sadof	30,000	1.0%	19,500	*	0

Gregory D. and Wendy L. Scherer	50,000	1.7%	32,500	*	0
H. Leigh Severance	100,000	3.3%	65,000	*	0
H. Leigh Severance Ind. Profit Sharing Plan(9)	100,000	3.3%	65,000	*	0
Ron Skagen	30,000	1.0%	19,500	*	0
Alva Terry Staples	50,000	1.7%	32,500	*	0
Jack R. Thompson	30,000	1.0%	19,500	*	0
Bill Ulland	20,000	0.7%	13,000	*	0
Jack Walker	120,000	2.6%	78,000	*	0
White Sand Investor Group, LP(10)	230,000	7.7%	149,500	1.8%	0
George Wood	50,000	1.75%	32,500	*	0
Total	$3,000,000	100%	1,950,000	23.1%	0
* Less than 1%.

(1)
Based on 4,998,944 shares outstanding at September 30, 2005, and 3,432,727 shares issuable upon the exercise of our outstanding warrants and options, the conversion of our convertible notes at a conversion price of $4.00 per share and the issuance and exercise of the conversion warrants.

(2)	Todd Stewart has the investing and voting control over such securities.

(3)	James H. Gibson and Sara F. Gibson have the investing and voting control over such securities.

(4)	Joseph Coors, Jr. has the investing and voting control over such securities.

(5)	Jerry Peterson has the investing and voting control over such securities.

(6)	Rick J. Petry and Claudia J. Petry have the investing and voting control over such securities.

(7)	Ms. Pihl is a registered representative for Feltl & Company.

(8)	James J. Krejci has the investing and voting control over such securities.

(9)	H. Leigh Severance has the investing and voting control over such securities.

(10)	Elliott Donnelley II, Marshall S. Donnelley and Owen M. Donnelley have the investing and voting control over such securities.

We do not know when or in what amounts the selling security holders will sell any or all of the common stock offered by this prospectus. No selling security holder is an officer, director, affiliate of 5% shareholder of ours.

[outside back cover]

1,950,000 shares of common stock

Aero Grow International, Inc.

_______________________

PROSPECTUS
_______________________

Until ________________ (90 days after the commencement of this offering), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Nevada Revised Statutes Section 78.7502 generally provides that a corporation may indemnify its directors, officers, employees or agents against all expenses, including counsel fees, actually and reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may be threatened to be a party, by reason of being or having been a director, officer, employee or agent of the corporation or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, if he is not liable under Section 78.138 or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Our bylaws provide for the indemnification of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Our articles of incorporation eliminates the personal liability of directors to Aero Grow or any stockholders for damages for a breach of fiduciary duty, except for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. We have not purchased insurance against costs which may be incurred by us pursuant to these indemnification provisions, nor do we insure our officers or directors against liabilities incurred by them in the discharge of their functions as such officers and directors of Aero Grow.

Reference is also made to the underwriting agreement filed as exhibit 1.1 to the registration statement for information concerning the underwriters' obligation to indemnify Aero Grow and its officers and directors, in certain circumstances, and Aero Grow's obligation and the obligation to indemnify the underwriters.

The subscription agreement relating to the 2005 debt offering contains provisions pursuant to which each selling security holder severally agrees to indemnify us, any person controlling us within the meaning of Section 15 of the 1933 Act, or Section 20 of the Securities Exchange Act of 1934, each of our directors, and each officer who signs this registration statement with respect to information relating to such selling security holder furnished in writing to us by or on behalf of such selling security holder specifically for inclusion in this registration statement.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons pursuant to the foregoing indemnification provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

SEC registration fee	$4,538.46
NASD filing fees	$15,000.00	*
AMEX listing fees	$80,000.00	*
Legal fees and expenses	$175,000.00	*
Accounting fees and expenses	$30,000.00	*
State securities laws filing fees and expenses	$15,000.00	*
Transfer agent's fees	$2,000.00	*
Printing and engraving	$50,000.00	*
Miscellaneous	$28,461.54	*
Total	$400,000.00	*
_______________

*Estimate

Item 26.  Recent Sales of Unregistered Securities.

During the three years preceding the filing of this registration statement, Aero Grow has sold shares of its capital stock in the following transactions, each of which was exempt from the registration requirements of the 1933 Act pursuant to the exemptions listed below. All share amounts and exercise prices relating to Aero Grow capital stock have been adjusted to give effect to the one-for-five reverse stock split to shareholders of record on May 31, 2005.

On July 2, 2002, we issued 1,200,000 shares of common stock to our former parent company, Mentor Capital Consultants, Inc., for aggregate consideration in the amount of $6,000 and providing a $300,000 line of credit. In October 2002, we issued 600,000 shares of common stock to our founder and president, W. Michael Bissonnette, in exchange for stock in Mentor Capital valued at $10,000. Mr. Bissonnette is an accredited investor. No selling commission or other compensation was paid in connection with such transactions. Such sales were exempt from registration under the 1933 Act under the exemption provided by Section 4(2) thereof.

Thereafter we conducted a private placement in three tranches, each at a different price point, for the purpose of raising working capital pursuant to exemptions itemized below. As noted below, each was exempt from registration pursuant to Rule 506 of Regulation D.

In the first tranche, from December 7, 2002 through February 14, 2003, we sold 470,000 shares of our common stock in a private offering to 9 accredited investors for an aggregate purchase price of $235,000 or $0.50 per share. In addition, we issued 160,000 warrants each exercisable to purchase one share of common stock at $1.25 per share. A total of 140,000 warrants were later exercised and 20,000 warrants remain outstanding. No selling commission or other compensation was paid in connection with such transactions.

In the second tranche, from March 1, 2003 through August 31, 2003, we sold 920,800 shares of common stock at $1.25 per share in private transactions to 59 investors (49 accredited and 10 non-accredited) for aggregate consideration in the amount of $1,151,000. We also issued an additional 66,520 shares of common stock as bonus shares to certain of these investors. In addition, we offered 235,000 warrants to purchase one share of common stock at $2.50 per share and offered 30,000 warrants to purchase one share of common stock at $5.00 per share. 20,000 warrants were exercised at $2.50 per share. No selling commission or other compensation was paid in connection with such transactions.

In the third tranche, from September 30, 2003 through June 30, 2004, we sold 536,221 shares of common stock at $1.665 per share in private transactions to 34 investors (29 accredited and 5 non-accredited) for an aggregate purchase price of $893,244. Also, we issued an additional 43,067 shares of common stock as bonus shares to certain investors. In addition, we offered 251,098 warrants to purchase one share of common stock at $2.50 per share. No selling commission or other compensation was paid in connection with such transactions.

Certain of the warrants previously described, were exercised during the period from August 22, 2003 through January 15, 2004. As a consequence of such exercise, we issued 132,000 shares of common stock in private transactions to 7 accredited investors for an aggregate purchase price of $165,000. Also, in connection with the second and third tranche, we issued an additional 12,000 shares of common stock as bonus shares to certain investors.

In each of the above transactions, the registrant relied on Rule 506 of Regulation D and Section 4(2) of the 1933 Act for exemption from the registration requirements of the 1933 Act. Each purchaser of our common stock and warrants was furnished a private placement memorandum and each had the opportunity to verify the information supplied. Additionally, we obtained a signed representation from each of the purchasers in connection with the offering of our common stock and warrants of his, her or its intent to acquire such securities for the purpose of investment only, and not with a view toward the subsequent distribution thereof. Furthermore, each purchaser who was an accredited investor provided a signed representation as to his status as an accredited investor as defined in Rule 501 and Section 4(6) of the 1933 Act. In addition, each of the certificates or other evidence representing the securities sold carries a legend restricting transfer of the securities represented thereby.

From July 30, 2004 through December 31, 2004, we sold 498,596 shares of common stock at $5.00 per share in a Colorado registered offering to 116 investors for an aggregate purchase price of $2,492,977, less offering costs of $185,240. Pursuant to the terms of the offering, we issued an additional 45,633 shares of common stock as bonus shares to certain investors pursuant to the terms of the offering. In said offering, we offered and sold 390,880 warrants to purchase one share of common stock at $10.00 per share and 390,880 warrants to purchase one share of common stock at $15.00 per share. No selling commission or other compensation was paid in connection with such transactions. All of such sales were exempt from registration under the 1933 Act provided by Sections 3(b) and 3(a)(11) of the 1933 Act and Rule 147 promulgated thereunder. Each of the investors in the Colorado intrastate registered offering were and are residents of the State of Colorado, the state of Aero Grow's principal business location and more than 80% of the proceeds of the offering were utilized within the State of Colorado. Additionally, the securities were subject to the legend requirements of Rule 147.

During December 2004 our former parent corporation, Mentor Capital, pursuant to applicable Nevada Statutes, made a pro rata dividend distribution to its 172 shareholders of all 1,200,061 shares of our common stock held by it. No consideration was required of any recipient. No commission or other compensation was paid in connection with the distribution. The shares are subject to the following restrictions on further transfer evidenced by a legend on its accompanying certificate: "the common stock may not be further transferred unless the transaction in which they are offered and sold is registered under the Securities Act and applicable state securities laws, or qualifies for exemption from such registration, and further, that no sales of said shares may be made in the public market until six months following the completion of our first registration of shares of common stock under the 1933 Act, and listing of a class of our securities for trading on the OTC BB or other recognized securities exchange." The shares are further subject to the requirement that no more than 25% of the shares held by any recipient may be sold in any public market during each six-month period which commences following the expiration of six months following the aforesaid registration and listing. The dividend distribution did not involve an offer or sale and was exempt under §2(3) of the Act.

From June 22, 2005, through September 30, 2005, we issued 28,000 shares of common stock in private transactions through the exercise of warrants by 3 accredited investors who had previously been issued warrants in the 2002-2004 private placement referenced above, which was conducted pursuant to Rule 506 of Regulation D, under the 1933 Act. A total of 20,000 warrants were exercised at a price of $2.50 per share and 8,000 warrants were exercised at a price of $1.25 per share for an aggregate purchase price of $60,000.

In addition, on August 12, 2005, we sold 1,600 shares of common stock at $1.00 per share in a private transaction pursuant to an employment agreement with an employee. Such sale was exempt from registration under the 1933 Act provided by Sections 4(2) and/or 4(6) thereof.

Early in 2005 we filed a registration statement on Form SB-2 for a planned self-underwritten offering of units consisting of one share of our common stock and a warrant to purchase one share of common stock. We subsequently withdrew this filing to permit the offer and sale of a private placement pursuant to Rule 155(c) as noted in the following paragraph.

In July, August and September 2005, pursuant to Rule 155(c) promulgated under the 1933 Act, we sold to 47 accredited investors notes in an aggregate amount of $3,000,000 bearing interest at 10% per annum and payable on June 30, 2006, which are convertible into shares of our common stock at a price equal to the lesser of $4.00 per share or 80% of the price at which shares are sold in this offering, together with our redeemable 2005 warrants which may be exercised for up to five years from the final closing date of such offering. The redeemable 2005 warrants may be exercised for 600,000 shares of common stock at a price of the lesser of $6.00 per share or 120% of the price at which shares are sold in this offering. Holders of the notes were also granted the right to receive conversion warrants to purchase an aggregate 600,000 shares of common stock if the holders convert their convertible notes into common stock. We paid commissions of $300,000 to the placement agent in this offering, Keating Securities, LLC. Such sales were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. In this debt offering each purchaser was furnished a private placement memorandum and each had the opportunity to verify the information supplied. Additionally, we obtained a signed representation from each of the purchasers in connection with this debt offering of his intent to acquire such securities for the purpose of investment only and not with a view toward its subsequent distribution thereof. Furthermore, each purchaser signed a representation as to his status as an accredited investor as defined in Rule 501 and Section 4(6) of the 1933 Act. In addition, each of the convertible notes and redeemable 2005 warrants carries a legend restricting transfer of the securities represented thereby.

Shares Granted for Services

Periodically, we have issued shares of common stock to bona fide employees and consultants who have provided services to AeroGrow in transactions exempt under the 1933 Act.

From July 2, 2002 through December 31, 2002, we issued in lieu of cash compensation 27,000 shares of common stock which we valued at $1.20 per share for services rendered to us by employees and consultants and we issued 3,000 shares valued at $1.20 per share to our directors. No selling commission or other compensation was paid in connection with any of such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

In 2003 we issued 46,999 shares of common stock: 4,000 shares valued at $1.20 per share and 42,999 shares valued at $1.25 per share to bona fide employees and consultants. We issued a total of 40,199 shares to employees and consultants in lieu of cash compensation for services rendered to us and 6,000 shares to our directors in lieu of cash compensation. In addition, we issued 130,120 shares of our common stock valued at $1.25 per share in exchange for 216,865 shares of Mentor Capital common stock held by members of our Advisory Board in consideration of their services rendered to us. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

In 2004 we issued 150,882 shares of common stock to employees and consultants for services, including 4,000 shares valued at $0.05 per share; 5,000 shares valued at $1.25 per share; 38,332 shares valued at $1.665 per share and 97,550 shares valued at $5.00 per share. A total of 144,882 shares were granted to employees and consultants for services in lieu of cash compensation rendered to us and 6,000 shares were issued to our directors in lieu of cash compensation. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

From January 1, 2005 through September 30, 2005, we issued in lieu of cash compensation 86,436 shares of common stock valued at a price of $5.00 per share for services rendered to us by employees and consultants. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) and/or Section 4(6) thereof and Regulation 701 promulgated under the 1933 Act.

Shares to Corporate Suppliers

We have granted a total of 96,000 shares of common stock to three corporate suppliers in the United States, 7,604 shares of common stock to one landlord and 10,000 shares of common stock to one foreign supplier in specially negotiated transactions exempt from registration under Section 4(2) of the 1933 Act, as amended. Each of the recipients was a key supplier of goods or services with whom we have a pre-existing business relationship. All of the shares granted to commercial suppliers were subject to restrictions on resale.

Grants of Options

Periodically, we have issued options to purchase shares of common stock to bona fide employees and consultants who have provided services to AeroGrow in transactions exempt under the 1933 Act. All of such issuances were made pursuant to a plan adopted by us.

In 2003 we granted options for 106,562 shares of our common stock to 22 persons (a total of 3 employees and 19 non-employee consultants). All such options are exercisable for a period of five years commencing from date of issuance. A total of 20,965 of such options are exercisable at the price of $0.005 per share; 9,885 of such options are exercisable at $0.05 per share; 68,009 are exercisable at $1.25 per share; and 7,703 of such options are exercisable at $2.50 per share. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

In 2004 we granted options for 77,767 shares of our common stock to 18 persons (including 9 employees and 9 non-employee consultants). All such options are exercisable for a period of five years commencing from date of issuance. A total of 6,750 of such options are exercisable at the price of $0.05 per share; 33,086 are exercisable at $1.25 per share; 27,000 are exercisable at $2.50 per share; and 10,931 are exercisable at $5.00 per share. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

From January 1, 2005 through September 30, 2005, we granted options covering 38,669 shares of our common stock to 17 persons (12 employees and 5 non-employees). All such options are exercisable for a period of five years commencing from date of issuance. A total of 1,366 of such options are exercisable at the price of $0.50 per share; 2,412 are exercisable at $1.25 per share; and 34,891 are exercisable at $5.00 per share. A total of 18,129 of previously granted options have been canceled. No selling commission or other compensation was paid in connection with such grants. Such grants were exempt from registration under the 1933 Act provided by Section 4(2) thereof and Regulation 701 promulgated under the 1933 Act.

Item 27. Exhibits.

Exhibit Number	Description

1.1	Form of Underwriter's Agreement
1.2	Form of Underwriter's Purchase Option
1.3	Form of Warrant Agreement with Corporate Stock Transfer
3.1	Amended and Restated Articles of Incorporation of the Registrant*
3.2	Amended Bylaws of the Registrant
4.1	Form of Certificate of Common Stock of Registrant
4.2	Form of Class A Warrant*
4.4	Form of Redeemable 2005 Warrant
4.6	Form of 10% Convertible Note
4.7	Form of $10.00 Redeemable Warrant
4.8	Form of $15.00 Redeemable Warrant
4.9	Form of Conversion Warrant
4.10	Form of Placement Agent Warrant
4.11	Form of $2.50 Warrant
4.12	Form of $5.00 Warrant
4.13	Form of $1.25 Warrant
5.1	Opinion of Rothgerber Johnson & Lyons LLP, as to the legality of the securities being registered*

10.1	Lease Agreement between AeroGrow and United Professional Management, Inc. dated October 1, 2003, as amended by a Lease Amendment dated April 11, 2005, and a Lease Amendment dated October 7, 2003
10.2	Amended 2003 Stock Option Plan
10.3	Form of Stock Option Agreement relating to the 2003 Stock Option Plan
10.4	2005 Equity Compensation Plan
10.5	Form of Stock Option Agreement relating to the 2005 Equity Compensation Plan
10.6	Form of Restricted Stock Grant Agreement relating to the 2005 Equity Compensation Plan
10.7	Form of Lock-up Agreement for certain investors
10.8
Schedule identifying lock-up agreements that are substantially similar to Exhibit 10.7 in all material respects except to the parties thereto and the amount of AeroGrow's common stock that are subject to such lock-up agreement*

10.9	Placement Agent Agreement between Keating Securities and AeroGrow dated May 27, 2005
10.10	Business Lease dated December 8, 2004, between AeroGrow and Investors Independent Trust Company
10.11	Consulting Arrangement between Randy Seffren and AeroGrow dated October 13, 2004
10.12	Contract between AeroGrow and Innotrac Corporation dated October 7, 2005
10.13	Letter of Agreement dated September 30, 2005, between AeroGrow and Kenneth Dubach
10.14	Consulting Agreement between AeroGrow and Jerry Gutterman dated May 16, 2005
10.15	Manufacturing Agreement among Mingkeda Industries Co., LTD., Source Plus, Inc. and AeroGrow dated September 30, 2005
10.16	Form of Subscription Agreement relating to the issuance of our convertible notes and redeemable 2005 warrants
10.17	Form of Assignment of Application Agreement between AeroGrow and our executives, employees and consultants
10.18	Form of Non-disclosure Agreement between AeroGrow and our executives, employees and consultants
10.19	Form of Statement of Confidentiality, Non-Disclosure and Non-Compete Agreement between AeroGrow and our employees, consultants and other third-party contractors
10.20	Letter agreement dated July 15, 2005 between AeroGrow and Patrice Tanaka & Company
10.21	Production Agreement dated October 3, 2005, between AeroGrow and Respond2, Inc.
10.22	Form of Lock-up Agreement for employees, directors, officers, consultants and vendors
10.23
Schedule identifying lock-up agreements that are substantially similar to Exhibit 10.22 in all material respects except to the parties thereto and the amount of AeroGrow's common stock that are subject to such lock-up agreement*

10.24	Form of Lock-up Agreement for holders of $10.00 redeemable warrants and $15.00 redeemable warrants
10.25
Schedule identifying lock-up agreements that are substantially similar to Exhibit 10.24 in all material respects except to the parties thereto and the amount of AeroGrow's common stock that are subject to such lock-up agreement*

23.1	Consent of Rothgerber Johnson & Lyons LLP (included in Exhibit 5.1)*
23.2	Consent of Gordon, Hughes & Banks, LLP
24.1	Power of Attorney (included at Page II-4)

* To be filed by amendment.

Item 28. Undertakings.

(a)    Rule 415 Offering. The small business issuer will:

(1)    File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	include any additional or changed material information on the plan of distribution.

(2)    For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)    File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)    For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	any other communication in the offering made by the undersigned small business issuer to the purchaser.

(d)    Equity Offerings of Non-reporting Registrant. The small business issuer will provide the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e)    Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)    Reliance on Rule 430A. The small business issuer hereby undertakes that it will:

(1)    for determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective; and

(2)    for determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boulder, State of Colorado, on November 4, 2005.

AERO GROW INTERNATIONAL, INC.

By:	/s/ W. MICHAEL BISSONNETTE
W. Michael Bissonnette,
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints W. Michael Bissonnette and Richard A. Kranitz, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ W. MICHAEL BISSONNETTE	President (Principal	November 4, 2005
W. Michael Bissonnette	Executive Officer)
and Director

/s/ JERRY L. GUTTERMAN	Treasurer (Principal	November 4, 2005
Jerry L. Gutterman	Accounting Officer),
Secretary and Director

/s/ RICHARD A. KRANITZ	Director	November 4, 2005
Richard A. Kranitz

/s/ WAYNE HARDING	Director	November 4, 2005
Wayne Harding

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriter's Agreement
1.2	Form of Underwriter's Purchase Option
1.3	Form of Warrant Agreement with Corporate Stock Transfer
3.1	Amended and Restated Articles of Incorporation of the Registrant*
3.2	Amended Bylaws of the Registrant
4.1	Form of Certificate of Common Stock of Registrant
4.2	Form of Class A Warrant*
4.4	Form of Redeemable 2005 Warrant
4.6	Form of 10% Convertible Note
4.7	Form of $10.00 Redeemable Warrant
4.8	Form of $15.00 Redeemable Warrant
4.9	Form of Conversion Warrant
4.10	Form of Placement Agent Warrant
4.11	Form of $2.50 Warrant
4.14	Form of $5.00 Warrant
4.15	Form of $1.25 Warrant
5.1	Opinion of Rothgerber Johnson & Lyons LLP, as to the legality of the securities being registered*
10.1	Lease Agreement between AeroGrow and United Professional Management, Inc. dated October 1, 2003, as amended by a Lease Amendment dated April 11, 2005, and a Lease Amendment dated October 7, 2003
10.2	Amended 2003 Stock Option Plan
10.3	Form of Stock Option Agreement relating to the 2003 Stock Option Plan
10.4	2005 Equity Compensation Plan
10.5	Form of Stock Option Agreement relating to the 2005 Equity Compensation Plan
10.6	Form of Restricted Stock Grant Agreement relating to the 2005 Equity Compensation Plan
10.7	Form of Lock-up Agreement for certain investors
10.8
Schedule identifying lock-up agreements that are substantially similar to Exhibit 10.7 in all material respects except to the parties thereto and the amount of AeroGrow's common stock that are subject to such lock-up agreement*

10.9	Placement Agent Agreement between Keating Securities and AeroGrow dated May 27, 2005
10.10	Business Lease dated December 8, 2004, between AeroGrow and Investors Independent Trust Company
10.11	Consulting Arrangement between Randy Seffren and AeroGrow dated October 13, 2004
10.12	Contract between AeroGrow and Innotrac Corporation dated October 7, 2005
10.13	Letter of Agreement dated September 30, 2005, between AeroGrow and Kenneth Dubach
10.14	Consulting Agreement between AeroGrow and Jerry Gutterman dated May 16, 2005
10.15	Manufacturing Agreement among Mingkeda Industries Co., LTD., Source Plus, Inc. and AeroGrow dated September 30, 2005
10.16	Form of Subscription Agreement relating to the issuance of our convertible notes and redeemable 2005 warrants
10.17	Form of Assignment of Application Agreement between AeroGrow and our executives, employees and consultants

10.18	Form of Non-disclosure Agreement between AeroGrow and our executives, employees and consultants
10.19	Form of Statement of Confidentiality, Non-Disclosure and Non-Compete Agreement between AeroGrow and our employees, consultants and other third-party contractors
10.20	Letter agreement dated July 15, 2005 between AeroGrow and Patrice Tanaka & Company
10.21	Production Agreement dated October 3, 2005, between AeroGrow and Respond2, Inc.
10.22	Form of Lock-up Agreement for employees, directors, officers, consultants and vendors
10.23
Schedule identifying lock-up agreements that are substantially similar to Exhibit 10.22 in all material respects except to the parties thereto and the amount of AeroGrow's common stock that are subject to such lock-up agreement*

10.24	Form of Lock-up Agreement for holders of $10.00 redeemable warrants and $15.00 redeemable warrants
10.25
Schedule identifying lock-up agreements that are substantially similar to Exhibit 10.24 in all material respects except to the parties thereto and the amount of AeroGrow's common stock that are subject to such lock-up agreement*

23.1	Consent of Rothgerber Johnson & Lyons LLP (included in Exhibit 5.1)*
23.2	Consent of Gordon, Hughes & Banks, LLP
24.1	Power of Attorney (included at Page II-4)

* To be filed by amendment.